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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FEDEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 29, 2003

To Our Stockholders:

        We cordially invite you to attend the 2003 annual meeting of FedEx's stockholders. The meeting will take place in the auditorium at the FedEx World Technology Center, 50 FedEx Parkway, Collierville, Tennessee 38017, on Monday, September 29, 2003, at 10:00 a.m. local time. We look forward to your attendance either in person or by proxy.

        The purpose of the meeting is to:

    1.
    Elect four directors, each for a term of three years;

    2.
    Approve the adoption of FedEx's Incentive Stock Plan;

    3.
    Ratify the appointment of Ernst & Young LLP as FedEx's independent auditors for fiscal year 2004;

    4.
    Act upon a stockholder proposal, if properly presented at the meeting; and

    5.
    Transact any other business that may properly come before the meeting.

        Only stockholders of record at the close of business on August 4, 2003 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

KENNETH R. MASTERSON
Secretary

August 18, 2003

        HOW TO VOTE: Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

        REDUCE MAILING COSTS: If you vote on the Internet, you may elect to have next year's proxy statement and annual report to stockholders delivered to you via the Internet. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

        ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of FedEx common stock as of the record date, and a valid, government-issued photo identification. The indicated portion of your proxy card or voter instruction card will serve as your admission ticket.

        Your vote is very important. Please vote whether or not you plan to attend the meeting.

2003 PROXY STATEMENT

i

PROPOSAL 1 — ELECTION OF DIRECTORS	15
Current Nominees	15
Continuing Directors	16
DIRECTORS' COMPENSATION	19
SUMMARY COMPENSATION TABLE	20
STOCK OPTION GRANTS IN LAST FISCAL YEAR	22
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES	23
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR	24
PENSION PLAN TABLE	25
REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	27
Overview of Executive Compensation Philosophy and Program	27
Comparison Surveys	27
Base Salary	27
Annual Incentive Cash Bonus Plans	28
Long-Term Incentive Cash Bonus Plan	29
Long-Term Equity Incentives	29
Tax Deductibility of Compensation	30
Conclusion	31
CHANGE-IN-CONTROL ARRANGEMENTS	32
Stock Option and Restricted Stock Plans	32
Management Retention Agreements	32
STOCK PERFORMANCE GRAPH	34
PROPOSAL 2 — INCENTIVE STOCK PLAN	35
Purpose of the Plan	35
Administration of the Plan	35
Types of Awards	35
Number of Shares That May Be Awarded	35
Term of the Plan	36
Eligibility to Receive Awards	36
Provisions Applicable to Restricted Stock Awards	36
Provisions Applicable to Stock Options	37
Stock Option Grants to Non-Employee Directors	38
Repricing and Discounting Prohibited	38
Loans Prohibited	38
Change of Control	39
Termination and Amendment of the Plan	39
New Plan Benefits	39
Foreign Jurisdictions	39
Federal Income Tax Consequences	39
Vote Required for Approval	40
EQUITY COMPENSATION PLANS	41
Equity Compensation Plans Approved by Stockholders	41
Equity Compensation Plans Not Approved by Stockholders	41
Summary Table	42

ii

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	43
AUDIT AND NON-AUDIT FEES	44
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	44
Appointment of Auditors	44
Policies Regarding Independent Auditor	44
Change of Auditors During Fiscal 2002	45
Vote Required for Ratification	46
PROPOSAL 4 — STOCKHOLDER PROPOSAL	46
Stockholder Proposal	46
Board of Directors' Statement in Opposition	47
Effect of Approval	49
Vote Required for Approval	49
OTHER MATTERS	49
ADDITIONAL INFORMATION	49
Proxy Solicitation	49
Householding	49
Stockholder Proposals for 2004 Annual Meeting	50
APPENDIX A — AUDIT COMMITTEE CHARTER	A-1
APPENDIX B — INCENTIVE STOCK PLAN	B-1

iii

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

2003 PROXY STATEMENT

        FedEx's Board of Directors is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2003 Annual Meeting of Stockholders. The meeting will take place in the auditorium at the FedEx World Technology Center, 50 FedEx Parkway, Collierville, Tennessee 38017, on Monday, September 29, 2003, at 10:00 a.m. local time. At the meeting, stockholders will vote on the election of four directors, the adoption of FedEx's Incentive Stock Plan, the ratification of FedEx's independent auditors and, if properly presented at the meeting, a stockholder proposal. Stockholders also will consider any other matters that may properly come before the meeting, although we know of no other business to be presented.

        By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically on the Internet or by telephone), you authorize Kenneth R. Masterson, FedEx's Executive Vice President, General Counsel and Secretary, and Alan B. Graf, Jr., FedEx's Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

        FedEx's Annual Report to Stockholders for the fiscal year ended May 31, 2003, which includes FedEx's audited annual financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

        We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about August 18, 2003.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

        At the annual meeting, the stockholders will be asked to:

  •
  elect four directors, each for a term of three years;

  •
  approve the adoption of FedEx's Incentive Stock Plan;

  •
  ratify the appointment of Ernst & Young LLP as FedEx's independent auditors; and

  •
  act on a stockholder proposal, if properly presented at the meeting.

Stockholders also will transact any other business that may properly come before the meeting. Members of FedEx's management team will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

        The record date for the meeting is August 4, 2003. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is FedEx's common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 298,070,693 shares of FedEx common stock outstanding.

Am I entitled to vote if my shares are held in "street name"?

        If your shares are held by a bank or brokerage firm, you are considered the "beneficial owner" of shares held in "street name." If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the "record holder"), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on the election of directors (Proposal 1) and the ratification of the appointment of the independent auditors (Proposal 3). The record holder will not be permitted, however, to vote your shares on the adoption of the Incentive Stock Plan (Proposal 2) and the stockholder proposal (Proposal 4), and your shares will be considered "broker non-votes" on those proposals.

        As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy, executed in your favor, from the record holder of your shares.

How many shares must be present to hold the meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

        If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

How do I vote?

        1.    YOU MAY VOTE BY MAIL.    If you properly complete, sign and date the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

        2.    YOU MAY VOTE BY TELEPHONE OR ON THE INTERNET.    If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or on the Internet by following the instructions included on the proxy card. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on September 28, 2003.

        If your shares are held in street name, you still may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

  NOTE: If you vote on the Internet, you may elect to have next year's proxy statement and annual report to stockholders delivered to you via the Internet. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

        3.    YOU MAY VOTE IN PERSON AT THE MEETING.    If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

How do I vote my shares held in a FedEx benefit plan?

        If you own shares of FedEx common stock through a FedEx or subsidiary benefit plan, you can direct the trustee or the record holder to vote the shares held in your account in accordance with your instructions by completing the proxy card and returning it in the enclosed envelope or by registering your instructions via the Internet or telephone as directed on the proxy card. If you register your voting instructions by telephone or on the Internet, you do not have to mail in the proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. In order to instruct a plan trustee on the voting of shares held in your account, your instructions must be received by September 24, 2003. If your voting instructions are not received by that date, each plan trustee will vote your shares in the same proportion as the shares for which voting instructions have been received.

Who can attend the meeting?

        Only stockholders eligible to vote or their authorized representatives will be admitted to the meeting. If you plan to attend the meeting, detach and bring with you the stub portion of your proxy card, which is marked "Admission Ticket." You also must bring a valid, government-issued photo identification, such as a driver's license or a passport.

        If your shares are held in street name, you must bring the indicated portion of your voter instruction card. Alternatively, you may bring other proof of ownership, such as your most recent brokerage account statement, which clearly shows your ownership of FedEx common stock as of the record date. In addition, you must bring a valid, government-issued photo identification, such as a driver's license or a passport.

        Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the auditorium and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

Can I change my vote after I submit my proxy?

        Yes, you may revoke your proxy and change your vote:

  •
  by signing another proxy with a later date;

  •
  by voting by telephone or on the Internet (your latest telephone or Internet vote is counted); or

  •
  if you are a registered stockholder, by giving written notice of such revocation to the Secretary of FedEx prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Will my vote be kept confidential?

        Yes, your vote will be kept confidential and not disclosed to FedEx unless:

  •
  required by law;

  •
  you expressly request disclosure on your proxy; or

  •
  there is a proxy contest.

Who will count the votes?

        FedEx's transfer agent, EquiServe Trust Company, N.A., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the Board of Directors recommend I vote on the proposals?

        Your Board recommends that you vote:

  •
  FOR the election of the four nominees to the Board of Directors;

  •
  FOR the adoption of FedEx's Incentive Stock Plan;

  •
  FOR the ratification of the appointment of Ernst & Young LLP as FedEx's independent auditors; and

  •
  AGAINST the stockholder proposal.

What if I do not specify how my shares are to be voted?

        If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

  •
  FOR the election of the four nominees to the Board of Directors;

  •
  FOR the adoption of FedEx's Incentive Stock Plan;

  •
  FOR the ratification of the appointment of Ernst & Young LLP as FedEx's independent auditors; and

  •
  AGAINST the stockholder proposal.

Will any other business be conducted at the meeting?

        We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

        The affirmative vote of a plurality of the votes cast at the meeting is required to elect the four nominees as directors. This means that the four nominees will be elected if they receive more affirmative votes than any other person. If you vote "Withheld" with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

        If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to adopt the Incentive Stock Plan?

        The adoption of FedEx's Incentive Stock Plan requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to ratify the appointment of FedEx's independent auditors?

        The ratification of the appointment of Ernst & Young LLP as FedEx's independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to approve the stockholder proposal?

        If the stockholder proposal is properly presented at the meeting, approval of the proposal requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

        Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

        Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal.

STOCK OWNERSHIP

Directors and Executive Officers

        The following table sets forth the amount of FedEx's common stock beneficially owned by each director, each executive officer named in the Summary Compensation Table on page 20 and all directors and executive officers as a group, as of August 4, 2003. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Number of Option Shares(1)	Percent of Class(2)
Frederick W. Smith	19,505,270	(3)	2,437,500	7.30%
James L. Barksdale	14,800	(4)	32,000	*
August A. Busch IV	—		—	—
Ralph D. DeNunzio	18,100		60,000	*
John A. Edwardson	2,000		—	*
Judith L. Estrin	16,000		60,000	*
F.S. Garrison	2,523,351	(5)	43,917	*
Philip Greer	75,812	(6)	60,000	*
J.R. Hyde, III	91,600	(7)	60,000	*
Shirley A. Jackson	3,000		28,000	*
George J. Mitchell	8,000		52,000	*
Joshua I. Smith	—		24,000	*
Paul S. Walsh	4,000		40,000	*
Peter S. Willmott	172,690		28,000	*
David J. Bronczek	110,255	(8)	375,430	*
Alan B. Graf, Jr.	170,419	(8)	322,874	*
Kenneth R. Masterson	85,037	(8)	360,874	*
Daniel J. Sullivan	150,187	(9)	77,500	*
All directors and executive officers as a group (21 persons)	23,214,758	(10)	4,447,297	9.14%

*
Less than 1% of FedEx's outstanding common stock.

(1)
Reflects the number of shares that can be acquired at August 4, 2003 or within 60 days thereafter through the exercise of stock options. These shares are excluded from the column headed "Number of Shares," but included in the ownership percentages reported in the column headed "Percent of Class."

(2)
Based on 298,070,693 shares outstanding on August 4, 2003.

(3)
Includes 15,306,297 shares owned by Mr. Smith, 4,141,280 shares owned by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company, and 55,455 shares owned by Mr. Smith's minor children. Regions Morgan Keegan Trust, FSB, Memphis, Tennessee, as trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Also includes 2,238 shares held in FedEx's retirement savings plan. Mr. Smith's business address is 942 South Shady Grove Road, Memphis, Tennessee 38120.

(4)
Includes 2,000 shares held in a managed account of which Mr. Barksdale is trustee and 12,800 shares held in other managed accounts.

(5)
Includes 764,457 shares owned by Mr. Garrison's spouse. Ms. Garrison has pledged 100,000 of these shares in connection with a forward sale contract that matures on January 11, 2007.

(6)
Excludes 41,784 shares owned by members of Mr. Greer's family, as to which Mr. Greer disclaims beneficial ownership.

(7)
Includes 11,600 shares owned by family trusts.

(8)
Includes the following shares held in FedEx's retirement savings plan: Mr. Bronczek — 650 shares; Mr. Graf — 417 shares; and Mr. Masterson — 787 shares.

(9)
Includes 25,174 shares held in a 401(k) plan and 30,215 stock units held in deferred compensation plans. These stock units are payable in shares of FedEx common stock on a one-for-one basis.

(10)
Includes an aggregate 31,202 stock units held in deferred compensation plans. These stock units are payable in shares of FedEx common stock on a one-for-one basis.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of FedEx and persons who own more than ten percent of FedEx's common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of FedEx's common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish FedEx with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and FedEx is required to disclose in this proxy statement any late filings or failures to file.

        Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to FedEx and written representations from certain reporting persons that no additional reports were required, FedEx believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended May 31, 2003, except Joshua I. Smith, who filed a Form 4 reporting the following three transactions in FedEx common stock that were inadvertently not timely reported: his sale of 100 shares on March 2, 2000; his sale of 200 shares on March 14, 2000; and his sale of 900 shares on April 11, 2001. Subsequent to May 31, 2003, John A. Edwardson filed an amended Form 3 reporting beneficial ownership of 700 shares of FedEx common stock that was inadvertently not reported in the Form 3 he filed on June 3, 2003.

Significant Stockholders

        The following table lists certain persons known by FedEx to own beneficially, as of June 30, 2003, more than five percent of FedEx's outstanding shares of common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
PRIMECAP Management Company 225 South Lake Avenue, Suite 400 Pasadena, California 91101-3005	21,557,680(1)	7.2%
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	17,354,808(2)	5.8%

(1)
PRIMECAP Management Company, a registered investment adviser, has sole voting power over 3,198,830 shares and sole investment power over all 21,557,680 shares. Of those shares, 15,096,000 shares, or 5.1% of the outstanding shares of FedEx's common stock, are held by the Vanguard PRIMECAP Fund, a registered investment company, which is managed by PRIMECAP. The Vanguard PRIMECAP Fund, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, has sole voting power over the 15,096,000 shares.

(2)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003. The respective Barclays-affiliated entity and the corresponding number of shares over which such entity reported sole voting and investment power are as follows: Barclays Global Investors, N.A., 14,551,280 shares; Barclays Global Fund Advisors, 888,166 shares; Barclays Global Investors, Ltd., 1,701,293 shares; Barclays Trust and Banking Company (Japan) Limited, 197,584 shares; Barclays Life Assurance Company Limited, 9,091 shares; Barclays Capital Securities Limited, 7,294 shares; and Barclays Private Bank and Trust (Jersey) Limited, 100 shares.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

        In furtherance of its longstanding goal of providing effective governance of FedEx's business and affairs for the long-term benefit of stockholders, the Board of Directors approved and adopted Corporate Governance Guidelines during fiscal 2003. The Guidelines are available on FedEx's Web site at http://fdx.client.shareholder.com/governance.cfm. The information on FedEx's Web site, however, does not form part of this proxy statement.

Director Independence

        The Board of Directors has determined that all of its members continuing as directors after the annual meeting are independent and meet the proposed independence requirements of the New York Stock Exchange, except for Frederick W. Smith and J.R. Hyde, III. Mr. Smith is FedEx's Chairman of the Board, President and Chief Executive Officer. Mr. Hyde has an ownership interest in HOOPS, L.P., with which FedEx has a relationship. For more information, please see page 14, "Certain Relationships and Related Transactions." The Board's standards for determining director independence are available on FedEx's Web site at http://fdx.client.shareholder.com/governance.cfm.

        George J. Mitchell provides paid consulting services to FedEx and is a partner in the law firm of Piper Rudnick LLP, which provided $379 of legal services during fiscal 2003 to FedEx Ground. The Board concluded that these relationships are not material or otherwise impair, or appear to impair, Senator Mitchell's judgment, and therefore do not prevent him from being independent.

        James L. Barksdale and Peter S. Willmott are former employees of FedEx's predecessor, Federal Express Corporation. Mr. Barksdale's employment with FedEx Express ended in 1992, and Mr. Willmott's employment ended in 1983. The Board determined that neither of these past relationships is material or otherwise impairs, or appears to impair, the judgment of Mr. Barksdale or Mr. Willmott, and therefore does not prevent either from being independent. In making this determination, the Board considered, among other factors, the length of time that had elapsed since the last date of employment.

        Immediately following the annual meeting, each member of the Audit, Compensation and Nominating & Governance Committees will meet the applicable existing and proposed independence requirements of the New York Stock Exchange.

Audit Committee Financial Experts

        The Board of Directors has determined that at least one member of the Audit Committee, Peter S. Willmott, is an audit committee financial expert.

Executive Sessions of Non-Management Directors

        Non-management Board members meet without management present at least twice annually at regularly scheduled executive sessions. The Chairman of the Nominating & Governance Committee presides over meetings of the non-employee directors.

Director Mandatory Retirement

        A director must retire immediately before the annual meeting of FedEx's stockholders during the calendar year in which he or she attains age 72. Accordingly, Ralph D. DeNunzio is retiring as a director at the annual meeting.

Director Stock Ownership Goal

        In order to further align the directors' interests with those of FedEx's stockholders, the Board of Directors has established a stock ownership goal that, within three years after joining the Board, each director should own FedEx shares valued at three times his or her annual retainer fee. Vested stock options are not counted toward this goal. As of August 4, 2003, ten of the eleven directors who have been on the Board for more than three years owned sufficient shares to comply with this goal.

Code of Business Conduct & Ethics

        The Board of Directors has approved and adopted a Code of Business Conduct & Ethics for officers, directors and employees of FedEx.

Communications with Directors

        You may communicate directly with any member or committee of the Board of Directors by writing to: FedEx Corporation Board of Directors, c/o Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120. Please specify to whom your letter should be directed.

        The Nominating & Governance Committee will consider director nominees proposed by stockholders. To recommend a prospective director nominee for the Nominating & Governance Committee's consideration, you may submit the candidate's name, qualifications and other relevant biographical information in writing to the Corporate Secretary at the address indicated above.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings

        During fiscal 2003, the Board of Directors held five meetings. Each director attended at least 75% of the meetings of the Board and any committees on which he or she served.

Committees

        The Board of Directors has an Audit Committee, a Compensation Committee, an Information Technology Oversight Committee and a Nominating & Governance Committee. Each committee's written charter, as adopted by the Board of Directors, is available on the FedEx Web site at http://fdx.client.shareholder.com/governance.cfm. Additionally, a copy of the Audit Committee's charter is attached as Appendix A. Committee memberships are as follows:

Audit Committee	Information Technology Oversight Committee
Philip Greer (Chairman)	Judith L. Estrin (Chairwoman)
John A. Edwardson	James L. Barksdale
Joshua I. Smith	Shirley A. Jackson
Peter S. Willmott
Compensation Committee	Nominating & Governance Committee
Ralph D. DeNunzio (Chairman)	Peter S. Willmott (Chairman)
August A. Busch IV	Shirley A. Jackson
F.S. Garrison	George J. Mitchell
J.R. Hyde, III
Paul S. Walsh

        The Board of Directors has approved reconstituting the committees so that, immediately following the annual meeting, committee memberships will be as follows:

Audit Committee	Information Technology Oversight Committee
John A. Edwardson (Chairman)	Judith L. Estrin (Chairwoman)
Joshua I. Smith	James L. Barksdale
Peter S. Willmott	J.R. Hyde, III
Shirley A. Jackson
Compensation Committee	Nominating & Governance Committee
Philip Greer (Chairman)	Peter S. Willmott (Chairman)
James L. Barksdale	Shirley A. Jackson
August A. Busch IV	George J. Mitchell
George J. Mitchell
Paul S. Walsh

        The Audit Committee, which held eight meetings during fiscal 2003, performs the following functions:

  •
  oversees the independent auditor's qualifications, independence and performance;

  •
  assists the Board of Directors in its oversight of (i) the integrity of FedEx's financial statements; (ii) the performance of the internal auditors; and (iii) FedEx's compliance with legal and regulatory requirements; and

  •
  preapproves all audit and allowable non-audit services to be provided by FedEx's independent auditor.

The members of the Audit Committee meet all existing and proposed independence and qualification requirements of the New York Stock Exchange. The Board of Directors has determined that at least one member of the Audit Committee, Peter S. Willmott, is an audit committee financial expert.

        The Compensation Committee, which held five meetings during fiscal 2003, performs the following functions:

  •
  evaluates the performance and sets the compensation of FedEx's Chairman of the Board, President and Chief Executive Officer;

  •
  discharges the Board's responsibilities relating to the compensation of executive management; and

  •
  oversees the administration of FedEx's equity compensation plans and employee benefit and fringe-benefit plans and programs.

Immediately following the annual meeting, each member of the Compensation Committee will meet the proposed independence requirements of the New York Stock Exchange.

        The Information Technology Oversight Committee, which held five meetings during fiscal 2003, performs the following functions:

  •
  oversees major information technology ("IT") related projects and technology architecture decisions;

  •
  ensures that FedEx's IT programs effectively support FedEx's business objectives and strategies; and

  •
  advises FedEx's senior IT management team and the Board of Directors on IT-related matters.

        The Nominating & Governance Committee, which held five meetings during fiscal 2003, performs the following functions:

  •
  identifies individuals qualified to become Board members;

  •
  recommends to the Board director nominees to be proposed for election at the annual meeting of stockholders;

  •
  recommends to the Board directors for appointment to Board committees; and

  •
  assists the Board in developing and implementing effective corporate governance practices and policies.

The members of the Nominating & Governance Committee meet the proposed independence requirements of the New York Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Management

        Prior to enactment of the Sarbanes-Oxley Act in July 2002, FedEx made interest-free demand loans to Robert B. Carter, FedEx's Executive Vice President and Chief Information Officer, and to T. Michael Glenn, FedEx's Executive Vice President – Market Development and Corporate Communications, to assist them in exercising non-qualified stock options and paying any tax liability associated with such exercises. The highest outstanding balance of FedEx's loan to Mr. Carter during fiscal 2003 was $353,867; Mr. Carter repaid this loan in full during fiscal 2003. The highest outstanding balance of FedEx's loan to Mr. Glenn during fiscal 2003 was $3,935,208; the loan balance as of May 31, 2003 was $1,872,004. FedEx's outstanding loan to Mr. Glenn is fully secured by FedEx common stock, and is payable on demand.

        FedEx has ceased providing any loans in connection with the exercise of stock options and no longer extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal loan, to or for any of its directors or executive officers.

Compensation Committee Interlocks and Insider Participation; Transactions
with Management and Other Relationships

        During fiscal 2003, Messrs. DeNunzio, Garrison, Hyde and Walsh served as members of the Compensation Committee. Mr. Busch was appointed to the Compensation Committee in June 2003.

        On February 9, 2001, FedEx completed its acquisition of American Freightways, Inc. (now known as FedEx Freight East, Inc.). Mr. Garrison, who is retiring as a director at the annual meeting, is the founder of American Freightways and was an officer of American Freightways prior to this date. Mr. Garrison has not been an officer of FedEx or any of its subsidiaries since the completion of the acquisition. During fiscal 2003, Mr. Garrison's son and daughter served as officers of FedEx Freight. Mr. Garrison and FedEx Freight have entered into a consulting agreement under which he will provide consulting services to FedEx Freight as may be requested by the company through January 1, 2005. Mr. Garrison also has agreed not to compete with FedEx and to refrain from disclosing any proprietary information to any party. In consideration for his services, Mr. Garrison will be able to exercise all of his stock options that become exercisable during the term of the agreement. In addition, certain health insurance benefits will be provided to Mr. Garrison.

        Mr. Hyde and his wife together own approximately 13% of HOOPS, L.P., the owner of the NBA Memphis Grizzlies professional basketball team. Mr. Hyde, through one of his companies, also is the general partner of the minority limited partner of HOOPS. During fiscal 2002, FedEx entered into a multi-year, $90 million naming rights agreement with HOOPS. Under this agreement, FedEx has certain marketing rights, including the right to name the new arena where the Grizzlies will play. Pursuant to a separate agreement with HOOPS, the City of Memphis and Shelby County, FedEx has agreed to pay $2.5 million a year for the balance of the twenty-five year term of the agreement if HOOPS terminates its lease for the new arena after 17 years. FedEx also purchased $2 million of municipal bonds issued by the Memphis and Shelby County Sports Authority, the proceeds of which are to be used to finance a portion of the construction costs of the new arena.

        Senator Mitchell provided consulting services to FedEx during fiscal 2003 pursuant to a retainer arrangement for a fee of $100,000. This retainer arrangement has been in effect, at this level, throughout Senator Mitchell's Board service. FedEx expects to utilize the services of Senator Mitchell during fiscal 2004. Senator Mitchell is a partner in the law firm of Piper Rudnick LLP, which provided $379 of legal services during fiscal 2003 to FedEx Ground. Neither FedEx nor any of its subsidiaries presently intends to utilize the services of Piper Rudnick LLP in the future.

        In November 1999, FedEx entered into a multi-year, $205 million naming rights agreement with the NFL Washington Redskins professional football team. Under this agreement, FedEx has certain marketing rights, including the right to name the Redskins' stadium "FedExField." Subject to approval by the National Football League, Frederick W. Smith has agreed to acquire an approximate 10% ownership interest in the Washington Redskins and join its board of directors. Approval by the NFL is expected.

PROPOSAL 1 — ELECTION OF DIRECTORS

Current Nominees

        The Board of Directors currently consists of fourteen directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class II directors will expire at the upcoming annual meeting. The Board of Directors has nominated August A. Bush IV, John A. Edwardson, George J. Mitchell and Joshua I. Smith for election as Class II directors for three-year terms expiring at the annual meeting of stockholders to be held in 2006 and until their successors are elected and qualified. Each nominee currently serves as a Class II director. Two current Class II directors, F.S. Garrison and Ralph D. DeNunzio, are not standing for election and are retiring as directors at the annual meeting.

        Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

        The affirmative vote of a plurality of the votes cast at the meeting is required to elect the four nominees as directors. This means that the four nominees will be elected if they receive more affirmative votes than any other person.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOUR NOMINEES.

        The following table sets forth, with respect to each nominee, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of FedEx (or its predecessor, FedEx Express) and directorships held in other public companies.

NOMINEES FOR ELECTION AS
CLASS II DIRECTORS FOR A THREE-YEAR
TERM EXPIRING AT THE 2006 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
August A. Busch IV 2003	39	President of Anheuser-Busch, Inc., a brewing organization, since July 2002; Vice President and Group Executive of Anheuser-Busch Companies, Inc. since August 2000; Group Vice President – Marketing of Anheuser-Busch, Inc. from August 2000 to July 2002; Vice President – Marketing & Wholesaler Operations of Anheuser-Busch, Inc. from November 1996 to August 2000.

John A. Edwardson 2003	54
		Chairman and Chief Executive Officer of CDW Corporation (formerly CDW Computer Centers, Inc.), a provider of technology products and services, since January 2001; Chairman and Chief Executive Officer of Burns International Services Corporation, a provider of security services, from 1999 to 2000; President and Chief Operating Officer of UAL Corporation, an airline, from 1995 to 1998.
George J. Mitchell 1995	69
		Partner in the law firm of Piper Rudnick LLP since October 2002; Chairman of Verner, Liipfert, Bernhard, McPherson and Hand, a law firm, from November 2001 to October 2002 and Special Counsel to that firm from January 1995 to November 2001; Member of the United States Senate from May 1980 to January 1995. Director, Staples, Inc., Starwood Hotels & Resorts Worldwide, Inc. and The Walt Disney Company.
Joshua I. Smith 1989	62
		Chairman and Managing Partner, Coaching Group, LLC, a consulting firm, since June 1998; Vice Chairman and President of iGate, Inc., a broadband networking company, from June 2000 to June 2001. Director, The Allstate Corporation, CardioComm Solutions Inc. and Caterpillar Inc.

Continuing Directors

        The terms of FedEx's five Class III directors expire at the annual meeting of stockholders to be held in 2004. The terms of FedEx's three Class I directors expire at the annual meeting of stockholders to be held in 2005. The following tables set forth, with respect to each Class III and Class I director, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a director of FedEx (or its predecessor, FedEx Express) and directorships held in other public companies.

CLASS III DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
Judith L. Estrin 1989	48	President and Chief Executive Officer of Packet Design, LLC, an Internet technology company, since May 2000; Senior Vice President and Chief Technology Officer of Cisco Systems, Inc., a networking systems company, from April 1998 to April 2000; President and Chief Executive Officer of Precept Software, Inc., a computer software company, from March 1995 to April 1998. Director, Sun Microsystems, Inc. and The Walt Disney Company.
Philip Greer 1974	67
		Managing Director, Greer Family Consulting and Investments, LLC, an investment management firm, since April 2002; Senior Managing Director of Weiss, Peck & Greer, L.L.C., an investment management firm, from 1995 to April 2002; General Partner of Weiss, Peck & Greer from 1970 to 1995. Director, Blyth, Inc. and The Robert Mondavi Corporation.

J.R. Hyde, III 1977	60
		Chairman of GTx, Inc., a privately-held biopharmaceutical company specializing in men's health, since March 2001; Chairman of Pittco Management, LLC, an investment management company, since January 1998; President of Pittco, Inc., an investment company, since April 1989; Chairman of AutoZone, Inc., an auto parts retail chain, from May 1986 to March 1997; Chief Executive Officer of AutoZone, Inc. from May 1986 to December 1996. Director, AutoZone, Inc.
Shirley A. Jackson 1999	57
		President of Rensselaer Polytechnic Institute, a technological university, since July 1999; Chairwoman and Commissioner of the United States Nuclear Regulatory Commission from July 1995 to June 1999; Commissioner of the United States Nuclear Regulatory Commission from May 1995 to July 1995. Director, AT&T Corp., KeyCorp, Marathon Oil Corporation, Medtronic, Inc., Public Service Enterprise Group Incorporated, Sealed Air Corporation and United States Steel Corporation.
Frederick W. Smith 1971	58
		Chairman, President and Chief Executive Officer of FedEx since January 1998; Chairman of FedEx Express since 1975; Chairman, President and Chief Executive Officer of FedEx Express from 1983 to January 1998; Chief Executive Officer of FedEx Express from 1977 to January 1998; President of FedEx Express from 1971 to 1975.

CLASS I DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2005 ANNUAL MEETING

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships
James L. Barksdale 1999	60	Chairman and President, Barksdale Management Corporation, a philanthropic investment company, since April 1999; Managing Partner, The Barksdale Group, a venture capital firm, since April 1999; President and Chief Executive Officer of Netscape Communications Corporation, a provider of software, services and Web site resources to Internet users, from January 1995 to March 1999; various senior management positions at FedEx Express from 1979 to 1992, including Executive Vice President and Chief Operating Officer. Director, AOL Time Warner Inc. and Sun Microsystems, Inc.
Paul S. Walsh 1996	48
		Group Chief Executive Officer of Diageo plc, a consumer food and beverage company, since September 2000; Group Chief Operating Officer of Diageo plc from January 2000 to September 2000; Chairman, President and Chief Executive Officer of The Pillsbury Company, a wholly owned subsidiary of Diageo plc, from April 1996 to January 2000; Chief Executive Officer of The Pillsbury Company from January 1992 to April 1996. Director, Diageo plc and General Mills, Inc.

Peter S. Willmott 1974	66
Chairman and Chief Executive Officer of Willmott Services, Inc., a retail and consulting firm, since June 1989; Interim President and Chief Executive Officer of Fleming Companies, Inc. since March 2003 (Fleming Companies, Inc. filed for reorganization in federal bankruptcy court in April 2003); Chief Executive Officer and President of Zenith Electronics Corporation, an electronics manufacturing company, from July 1996 to January 1998 (Zenith Electronics Corporation filed for reorganization in federal bankruptcy court in August 1999); various senior management positions at FedEx Express from 1974 to 1983, including President and Chief Operating Officer. Director, Fleming Companies, Inc.

DIRECTORS' COMPENSATION

        Beginning in July 2003, non-employee (outside) directors will be paid:

  •
  a quarterly retainer of $15,000;

  •
  $2,000 for each in-person Board meeting attended;

  •
  $1,000 for each telephonic Board meeting attended;

  •
  $1,500 for each in-person committee meeting attended; and

  •
  $750 for each telephonic committee meeting attended.

Committee chairpersons will be paid an additional annual fee of $10,000. Each outside director remaining in office after the annual meeting also will receive a stock option for 7,000 shares of common stock on the date of the 2003 annual meeting. Frederick W. Smith, the only director who is also a FedEx employee, receives no additional compensation for serving as a director.

        The Compensation Committee annually reviews director compensation, including, among other things, comparing FedEx's director compensation practices with those of other public companies of comparable size. Before making a recommendation regarding director compensation to the Board, the Compensation Committee considers that the directors' independence may be compromised if compensation exceeds appropriate levels or if FedEx enters into other arrangements beneficial to the directors.

        At its July 1997 meeting, the Board of Directors of FedEx Express (FedEx's predecessor) voted to freeze the Retirement Plan for Outside Directors (that is, no further benefits would be earned under this plan). This plan is unfunded and any benefits under the plan are payable out of the assets of FedEx as a general, unsecured obligation of FedEx.

        Concurrent with the freeze, the Board amended the plan to accelerate the vesting of the benefits for each outside director who was not yet vested under the plan. In general, each outside director is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of FedEx next following the date of termination of his or her directorship or the date such director attains age 60, whichever is later. The benefit is an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to 10% for each year of service up to 100% of the annual retainer fee being paid to the outside director at the time the plan was frozen. Each outside director then serving on the Board who was not yet vested (two directors) will now receive a benefit equal to 10% for each year of service up to the date the plan was frozen. The remaining outside directors will receive their benefits based on their years of service and annual retainer at the time the plan was frozen. Once all benefits are paid from the plan, it will be terminated.

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation awarded to, earned by or paid to FedEx's chief executive officer and its four other most highly compensated executive officers for services rendered in all capacities during the fiscal year ended May 31, 2003 and each of the previous two fiscal years if such individual was an executive officer.

Long-Term Compensation
							Awards		Payouts
Annual Compensation
							Restricted Stock Award(s) ($)(1)	Shares Underlying Options (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)				LTIP Payouts ($)	All Other Compensation ($)
Frederick W. Smith Chairman, President and Chief Executive Officer	2003 2002 2001	1,195,295 1,150,008 1,143,758	1,031,194 1,317,985 940,827		438,883 312,143 263,412	(2) (2) (2)	— — —	375,000 437,500 300,000	— — —	5,927 5,947 38,128	(3) (3) (3)
Daniel J. Sullivan(4) President and Chief Executive Officer – FedEx Ground	2003	772,593	1,257,787		360,430	(5)	387,120	30,000	—	42,743	(6)
Kenneth R. Masterson Executive Vice President, General Counsel and Secretary	2003 2002 2001	713,949 685,668 670,380	291,754 375,527 327,985	(7) (7)	299,289 259,509 233,198	(8) (8) (8)	435,510 361,800 322,000	45,000 56,250 40,000	— — —	6,221 6,226 20,347	(9) (9) (9)
Alan B. Graf, Jr. Executive Vice President and Chief Financial Officer	2003 2002 2001	704,694 644,544 631,673	286,145 349,327 303,031	(7) (7)	358,619 259,509 295,357	(10) (10) (10)	435,510 361,800 322,000	45,000 56,250 40,000	— — —	3,518 3,047 16,389	(11) (11) (11)
David J. Bronczek(4) President and Chief Executive Officer – FedEx Express	2003	768,814	220,582	(7)	520,722	(12)	580,680	60,000	—	3,118	(13)

(1)
The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 2003, the number and value of the aggregate restricted stock holdings of the named executive officers were as follows:

Name	Number of Shares Held	Value ($)
F.W. Smith	—	—
D.J. Sullivan	20,938	1,339,613
K.R. Masterson	23,000	1,471,540
A.B. Graf, Jr.	23,000	1,471,540
D.J. Bronczek	31,375	2,007,373
  •
  The restrictions on the shares awarded to Mr. Sullivan lapse ratably over four years after the date of award with respect to 2,000 shares granted in July 1999, 938 shares granted in March 2000, 4,000 shares granted in July 2000, 6,000 shares granted in August 2001 and 8,000 shares granted in August 2002.

  •
  The restrictions on the shares awarded to Messrs. Masterson and Graf lapse ratably over four years after the date of award with respect to 2,000 shares granted in July 1999, 1,250 shares granted in March 2000, 4,000 shares granted in July 2000, 6,750 shares granted in August 2001 and 9,000 shares granted in August 2002.

  •
  The restrictions on the shares awarded to Mr. Bronczek lapse ratably over four years after the date of award with respect to 2,000 shares granted in July 1999, 500 shares granted in December 1999, 1,875 shares granted in March 2000, 6,000 shares granted in July 2000, 9,000 shares granted in August 2001 and 12,000 shares granted in August 2002.

Holders of restricted shares are entitled to receive any dividends paid on such shares.
(2)
Of the amounts shown for 2003, 2002 and 2001, $229,956, $171,991 and $150,120, respectively, represent personal use of corporate aircraft treated as taxable income to Mr. Smith and $140,002, $89,839 and $64,497, respectively, are for financial counseling. Amounts related to personal use of corporate aircraft and financial counseling are based on Mr. Smith's Form W-2 for the immediately preceding calendar year.
(3)
The amounts shown for 2003 and 2002 represent excess life and umbrella insurance premiums paid on Mr. Smith's behalf. Of the amount shown for 2001, $32,335 represents a payment to Mr. Smith under the FedEx Express Profit Sharing Plan, in which FedEx participated, and $5,793 represents excess life and umbrella insurance premiums paid on Mr. Smith's behalf.
(4)	Messrs. Sullivan and Bronczek became executive officers of FedEx in May 2003.
(5)
Of the amount shown, $292,677 represents tax reimbursements related to restricted stock awards, $35,618 is for financial counseling and $25,180 represents personal use of corporate aircraft treated as taxable income to Mr. Sullivan. Amounts related to personal use of corporate aircraft and financial counseling are based on Mr. Sullivan's Form W-2 for the immediately preceding calendar year.
(6)
Of the amount shown, $31,722 represents a matching contribution on deferred compensation contributions made by Mr. Sullivan, $7,108 represents a matching contribution under the FedEx Ground 401(k) plan and $3,913 represents excess life and umbrella insurance premiums paid on Mr. Sullivan's behalf.
(7)	The amounts shown include special recognition bonuses.
(8)	The amounts shown represent tax reimbursements related to restricted stock awards.
(9)
Of the amounts shown for 2003, 2002 and 2001, $5,721, $5,726 and $5,563, respectively, represent excess life and umbrella insurance premiums paid on Mr. Masterson's behalf. The amounts shown also include a $500 matching contribution under the FedEx 401(k) plan. Of the amount shown for 2001, $14,284 represents a payment to Mr. Masterson under the FedEx Express Profit Sharing Plan, in which FedEx participated.
(10)
Of the amount shown for 2003, $299,289 represents tax reimbursements related to restricted stock awards and $41,934 represents personal use of corporate aircraft treated as taxable income to Mr. Graf. The amount shown for 2002 represents tax reimbursements related to restricted stock awards. Of the amount shown for 2001, $233,198 represents tax reimbursements related to restricted stock awards and $46,187 represents personal use of corporate aircraft treated as taxable income to Mr. Graf. Amounts related to personal use of corporate aircraft are based on Mr. Graf's Form W-2 for the immediately preceding calendar year.
(11)
Of the amounts shown for 2003, 2002 and 2001, $3,018, $2,547 and $2,393, respectively, represent excess life and umbrella insurance premiums paid on Mr. Graf's behalf. The amounts shown also include a $500 matching contribution under the FedEx 401(k) plan. Of the amount shown for 2001, $13,496 represents a payment to Mr. Graf under the FedEx Express Profit Sharing Plan, in which FedEx participated.
(12)
Of the amount shown, $399,051 represents tax reimbursements related to restricted stock awards, $83,696 represents personal use of corporate aircraft treated as taxable income to Mr. Bronczek and $31,420 is for financial counseling. Amounts related to personal use of corporate aircraft and financial counseling are based on Mr. Bronczek's Form W-2 for the immediately preceding calendar year.
(13)	Of the amount shown, $2,618 represents excess life and umbrella insurance premiums paid on Mr. Bronczek's behalf and $500 represents a matching contribution under the FedEx 401(k) plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information regarding stock option grants under FedEx's stock option plans made during the fiscal year ended May 31, 2003 to the named executive officers. The amounts shown for each named executive officer as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and FedEx's future performance and prospects. Consequently, there can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		% of Total Options Granted to Employees in Fiscal Year
Name	Number of Shares Underlying Options Granted (#)		Exercise or Base Price ($/Sh)*	Expiration Date
					5% ($)	10% ($)
F.W. Smith	375,000	11.82	53.765	6/3/2012	12,679,695	32,132,836
D.J. Sullivan	30,000	0.95	53.765	6/3/2012	1,014,376	2,570,627
K.R. Masterson	45,000	1.42	53.765	6/3/2012	1,521,563	3,855,940
A.B. Graf, Jr.	45,000	1.42	53.765	6/3/2012	1,521,563	3,855,940
D.J. Bronczek	60,000	1.89	53.765	6/3/2012	2,028,751	5,141,254

*
The exercise price of the options granted to the individuals shown above was the fair market value of FedEx's common stock (the average of the high and low prices of the stock on the New York Stock Exchange) at the date of grant. The options granted are subject to a vesting schedule as follows: 25% after one year from date of grant; 50% after two years; 75% after three years; and 100% after four years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During fiscal 2003, options for a total of 3,173,800 shares were granted to various employees of FedEx and its subsidiaries.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table sets forth for each named executive officer certain information about stock options exercised during the fiscal year ended May 31, 2003 and unexercised stock options held at the end of the fiscal year. The value realized upon exercise of an option is the difference between the exercise price of the option and the fair market value of FedEx's common stock (the average of the high and low prices of the stock on the New York Stock Exchange) on the exercise date. The value of an unexercised in-the-money option at fiscal year-end is the difference between its exercise price and the fair market value of FedEx's common stock on May 30, 2003. The value of unexercised in-the-money options, unlike the amounts set forth in the column "Value Realized," has not been, and may never be, realized. Such options have not been, and may never be, exercised. The actual gain, if any, on exercise will depend on the value of FedEx's common stock on the date of exercise. An option is "in-the-money" if the fair market value of FedEx's common stock exceeds the exercise price of the option. An option is "unexercisable" if it has not yet vested.

			Number of Shares Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
F.W. Smith	—	—	2,084,375	928,125	69,458,347	15,883,687
D.J. Sullivan	22,500	579,605	43,125	85,000	524,076	1,467,438
K.R. Masterson	80,000	3,709,248	315,562	119,688	11,512,419	2,087,858
A.B. Graf, Jr.	40,000	1,576,123	255,062	142,188	8,683,074	3,081,148
D.J. Bronczek	35,720	1,417,754	296,680	185,000	9,918,129	3,857,381

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

        In 2001, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 2003 if FedEx achieved certain earnings-per-share targets established by the Compensation Committee with respect to the three-fiscal-year period 2001 through 2003. No bonuses were awarded in fiscal 2003 to upper management, including executive officers, under the long-term plan because of below-plan performance for the three-fiscal-year period.

        The Compensation Committee has established long-term performance bonus plans for the three-fiscal-year periods 2002 through 2004, 2003 through 2005 and 2004 through 2006, providing bonus opportunities for fiscal 2004, 2005 and 2006, respectively, if certain earnings-per-share targets are achieved with respect to those periods. No amounts can be earned for the 2002 through 2004, 2003 through 2005 and 2004 through 2006 plans until 2004, 2005 and 2006, respectively, because achievement of the earnings-per-share targets can only be determined following the conclusion of the applicable three-fiscal-year period. The following table sets forth estimates of the possible future payouts to each of the named executive officers under FedEx's long-term performance bonus plans.

Estimated Future Payouts Under Non-Stock Price-Based Plans
Performance or Other Period Until Maturation or Payout
Name		Threshold ($)	Target ($)	Maximum ($)
F.W. Smith	5/31/04 5/31/05 5/31/06	375,000 500,000 562,500	1,500,000 2,000,000 2,250,000	2,250,000 3,000,000 3,375,000
D.J. Sullivan	5/31/04 5/31/05 5/31/06	150,000 150,000 150,000	600,000 600,000 600,000	900,000 900,000 900,000
K.R. Masterson	5/31/04 5/31/05 5/31/06	187,500 187,500 187,500	750,000 750,000 750,000	1,125,000 1,125,000 1,125,000
A.B. Graf, Jr.	5/31/04 5/31/05 5/31/06	187,500 187,500 187,500	750,000 750,000 750,000	1,125,000 1,125,000 1,125,000
D.J. Bronczek	5/31/04 5/31/05 5/31/06	225,000 250,000 250,000	900,000 1,000,000 1,000,000	1,350,000 1,500,000 1,500,000

        The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts if the earnings-per-share targets are minimally achieved, up to maximum amounts if the plan targets are substantially exceeded. There can be no assurance that the estimated future payouts shown in this table will be achieved.

PENSION PLAN TABLE

        During 2003 FedEx announced to employees that the FedEx Corporation Employees' Pension Plan would be amended to add a cash balance feature, which is called the Portable Pension Account. Eligible employees as of May 31, 2003 may make a one-time election to accrue future pension benefits under either the new cash balance formula or the traditional pension benefit formula. This election is entirely optional. In either case, employees will retain all benefits previously accrued under the traditional pension benefit formula and will continue to receive the benefit of future salary increases on benefits accrued as of May 31, 2003. Eligible employees hired after May 31, 2003 will participate in the Portable Pension Account.

        For employees accruing benefits under the Portable Pension Account, the pension benefit earned after May 31, 2003 is expressed as a cash balance account. For each plan year that a year of credited service is earned, a participant's Portable Pension Account is credited with a compensation credit based on the participant's age, service and eligible compensation for the prior calendar year based on the following table:

Age + Service on May 31	Compensation Credit
Less than 55	5%
55-64	6%
65-74	7%
75 or over	8%

        A participant's Portable Pension Account is also credited with interest credits at the end of each fiscal quarter (August 31, November 30, February 28 and May 31). Interest credits are based on the Portable Pension Account balance and an annual interest credit rate equal to the greater of (a) the one-year Treasury constant maturities rate for April of the preceding plan year plus 1% or (b) 4%. The annual rate for each plan year, however, will not be more than the average 30-year Treasury rate for April of the preceding plan year. Interest credits will continue to be added until the last day of the month before plan benefits are distributed.

        Each individual's one-time election to accrue future pension benefits under either the new cash balance formula or the traditional pension benefit formula is not known at this time, as the election can be made or changed on or before August 29, 2003. Therefore, the following table shows the estimated annual pension benefits, based on the traditional pension benefit formula, payable to participants upon retirement on a single life annuity basis in specified remuneration classes and years of credited service under the FedEx Corporation Employees' Pension Plan and the FedEx Corporation Retirement Parity Pension Plan, which provides 100% of the benefit that would otherwise be denied certain participants by reason of Internal Revenue Code limitations on qualified plan benefits. These plans (under the traditional pension benefit formula) generally provide for a maximum of 25 years of credited service for purposes of benefit accrual. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

	Years of Service
Remuneration
	10	15	20	25	30
$ 900,000	$180,000	$270,000	$360,000	$450,000	$450,000
1,000,000	200,000	300,000	400,000	500,000	500,000
1,100,000	220,000	330,000	440,000	550,000	550,000
1,200,000	240,000	360,000	480,000	600,000	600,000
1,900,000	380,000	570,000	760,000	950,000	950,000
2,000,000	400,000	600,000	800,000	1,000,000	1,000,000
2,100,000	420,000	630,000	840,000	1,050,000	1,050,000
2,200,000	440,000	660,000	880,000	1,100,000	1,100,000
2,500,000	500,000	750,000	1,000,000	1,250,000	1,250,000
2,600,000	520,000	780,000	1,040,000	1,300,000	1,300,000
3,000,000	600,000	900,000	1,200,000	1,500,000	1,500,000

        The remuneration specified in the Pension Plan Table includes "Salary" and "Bonus" as reported in the Summary Compensation Table on page 20. Because the covered compensation for the named executive officers is the average of the three calendar years of highest earnings during employment, the amount differs from that set forth in the Summary Compensation Table and is stated below, together with the years of credited service achieved to date.

Name	Covered Compensation	Years of Service
F.W. Smith	$2,289,658	31
D.J. Sullivan(1)	1,905,172	30
K.R. Masterson	1,145,759	23
A.B. Graf, Jr.	1,062,262	23
D.J. Bronczek	1,056,153	25

(1)
Retirement benefits for Mr. Sullivan are based on a formula of 1.333% per year of service for service earned prior to June 1, 2000 (27.4167 years) and 2% per year of service after that date. Mr. Sullivan's total benefit is limited to 50% of his covered compensation.

REPORT ON EXECUTIVE COMPENSATION OF THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Overview of Executive Compensation Philosophy and Program

        FedEx's mission is to produce superior financial returns for stockholders by providing high value-added supply chain, transportation and related information services through focused independent operating companies that compete collectively and are managed collaboratively. The Compensation Committee of the Board of Directors is committed to establishing and overseeing a compensation program for executive officers that furthers FedEx's mission.

        FedEx's compensation program for executive officers consists of four key elements: (1) a base salary, (2) an annual incentive cash bonus plan, (3) a long-term incentive cash bonus plan, and (4) long-term equity incentives in the form of stock options and restricted stock. The executive officer compensation program is designed to:

  •
  Attract, retain and develop highly qualified and experienced executive officers by paying them competitively, motivate them to contribute to FedEx's success and reward them for their performance;

  •
  Link a significant part of each executive officer's compensation to corporate performance; and

  •
  Further align executive compensation with stockholder interests by focusing executive officers on building stockholder value and encouraging and facilitating significant ownership of FedEx common stock by executive officers.

        The Compensation Committee believes that FedEx's compensation structure for executive officers promotes the best interests of FedEx and its stockholders. The program enables FedEx to attract and retain highly talented and productive executive officers, while ensuring that they are compensated in such a manner as to advance both the short- and long-term interests of stockholders.

Comparison Surveys

        In its fiscal 2003 executive compensation review, the Compensation Committee considered compensation survey information published by two major consulting firms of general industry companies with annual sales in excess of $10 billion. The Compensation Committee believes that general industry is the appropriate comparison category in determining competitive compensation because FedEx's executives can be recruited from, and by, businesses outside FedEx's industry peer group.

Base Salary

        Base salaries are reviewed annually for all executive officers, including the Chief Executive Officer. The primary objective in setting salaries is to establish a competitive base compensation for FedEx executive officers.

        Base salaries for executive officers, including the Chief Executive Officer, are generally targeted at the 75th percentile of base salaries for comparable positions in the two comparison surveys. With respect to Mr. Smith's base salary, the Compensation Committee also considers market survey data regarding projected base salary increases for chief executive officers of companies in the benchmark group. The base salary level of a particular executive officer may be adjusted to recognize individual competencies, skills and contributions, varying levels of experience and responsibilities, individual performance, internal equity issues or the desire to retain a valuable executive. None of these factors is given any particular weight and the specific factors used may vary among individual executives. Base salaries for executive officers other than the Chief Executive Officer are based upon the recommendation of Mr. Smith.

        Mr. Smith's base salary was increased in fiscal 2003 by 4.5% and was slightly above the market median of base salaries of chief executive officers in the comparison surveys.

Annual Incentive Cash Bonus Plans

        The annual incentive cash bonus program and the long-term incentive cash bonus plan described below reflect the Compensation Committee's philosophy that there should be a strong relationship between pay and corporate performance and that a high proportion of executive officer compensation should be "at risk." Total annual salary and bonus for executive officers (assuming achievement of all individual and corporate objectives as described below) is designed to range from less than the 50th up to the 75th percentile of total annual salary and bonus for comparable positions in the comparison surveys.

        FedEx Corporation executive vice presidents participate in the annual incentive cash bonus plan established for headquarters employees. Under this plan, an annual bonus target is established as a percentage of salary based on pay level. A threshold payout of up to 25% of the target bonus is based on the achievement of individual objectives established at the beginning of the fiscal year for each executive officer. For fiscal 2003, the balance of the bonus payout is based on FedEx's consolidated pre-tax income for the fiscal year and ranges, on a sliding scale, from a threshold amount if the plan's pre-established consolidated pre-tax income objectives are minimally achieved up to a maximum amount if such financial performance goals are substantially exceeded.

        Each of the presidents of FedEx Express, FedEx Ground and FedEx Freight participates in the annual incentive cash bonus plan sponsored by his respective company. Under each of these plans, an annual bonus target is established as a percentage of salary based on pay level. Under the FedEx Express plan, a threshold payout of up to 25% of the target bonus is based on the achievement of pre-established individual objectives. Under the FedEx Ground and FedEx Freight plans, a threshold payout of up to 50% of the target bonus is based on the achievement of pre-established individual objectives. For fiscal 2003, the balance of the bonus payout under each of the plans is based on each respective company's operating income for the fiscal year and ranges, on a sliding scale, from a threshold amount if the plan's pre-established operating income objectives are minimally achieved up to a maximum amount if such financial performance goals are substantially exceeded.

        A baseline amount for Mr. Smith's annual bonus is determined by whether corporate objectives for consolidated pre-tax income and earnings per share for the fiscal year are met or exceeded. Each of these objectives is given equal weight in determining Mr. Smith's baseline bonus amount. The Compensation Committee may adjust this amount upward or downward based on its consideration of several factors, including: FedEx's stock price performance relative to the Standard & Poor's 500 Composite Index, the Dow Jones Transportation Average and the Dow Jones Industrial Average; FedEx's revenue and operating income growth relative to competitors; FedEx's cash flow; FedEx's U.S. revenue market share; FedEx's reputation rankings by various publications and surveys; and the Compensation Committee's assessment of the quality and effectiveness of Mr. Smith's leadership during the fiscal year. None of these factors is given any particular weight by the Compensation Committee in determining whether to adjust Mr. Smith's baseline bonus amount.

        Taking into account these objectives and factors, the Compensation Committee approves a bonus that, when combined with base salary, may be up to the 75th percentile of total annual salary and bonus for chief executive officers in the comparison surveys. Mr. Smith received an annual bonus of $1,031,194 for fiscal 2003, which, together with his base salary, was below the 75th percentile of total annual salary and bonus for chief executive officers in the comparison surveys.

Long-Term Incentive Cash Bonus Plan

        In keeping with the Compensation Committee's philosophy of providing a total compensation package for executive officers that favors variable, at-risk components of pay based on corporate performance, long-term incentives comprise a significant component of an executive officer's total compensation. The long-term incentives are in the form of a cash bonus opportunity and stock-based awards, which are discussed in more detail below. These incentives are designed to motivate and award executive officers for achieving long-term corporate financial performance goals and maximizing stockholder value. Long-term incentives also serve to encourage the long-term employment of key employees and executive officers.

        In 2001, the Compensation Committee established a long-term incentive cash bonus plan for members of upper management, including executive officers. This plan provided a bonus opportunity at the conclusion of fiscal 2003 if FedEx achieved certain earnings-per-share targets established by the Compensation Committee with respect to the three-fiscal-year period 2001 through 2003. No bonuses were awarded in fiscal 2003 to any eligible participant under this plan because of below-plan performance for the three-fiscal-year period.

        The Compensation Committee has established long-term performance bonus plans for the three-fiscal-year periods 2002 through 2004, 2003 through 2005 and 2004 through 2006, providing bonus opportunities for fiscal 2004, 2005 and 2006, respectively, if certain earnings-per-share targets are achieved with respect to those periods. The Long-Term Incentive Plans table on page 24 sets forth the estimated future payouts to the named executive officers under these plans if the three-fiscal-year earnings-per-share targets are achieved.

Long-Term Equity Incentives

        The Compensation Committee believes that stock-based compensation aligns the interests of executive officers with stockholder interests by creating a direct link between compensation and stockholder return and gives the executive officers a significant, long-term interest in FedEx's success. In addition, equity awards encourage and facilitate significant ownership of FedEx common stock by executive officers.

        Under the terms of FedEx's stock option plans, FedEx may grant options to key employees (as determined by the Compensation Committee) to purchase such number of shares of FedEx common stock as is determined by the Compensation Committee. All decisions to grant stock options are in the sole discretion of the Compensation Committee. In fiscal 2003, options for 3,173,800 shares of common stock were granted as long-term incentives to various key employees of FedEx, including executive officers.

        Stock options granted to executive officers generally vest ratably over four years beginning on the first anniversary of the date of grant. Because the exercise price of stock options is equal to the

"fair market value" (as defined in the plans) of FedEx's common stock on the date of grant, the options have value only if the stock price appreciates from the value on the date the options were granted. This design has the effect of focusing executive officers on the enhancement of stockholder value over the long-term.

        Under the terms of FedEx's restricted stock plans, FedEx may award shares of restricted stock to key employees, including executive officers, as determined by the Compensation Committee. Shares of restricted stock awarded to executive officers generally vest ratably over four years beginning on the first anniversary of the date of grant. FedEx pays the taxes resulting from a restricted stock award on behalf of the recipient. In fiscal 2003, 343,500 shares of restricted stock were awarded to various key employees of FedEx, including executive officers.

        Stock option and restricted stock awards are generally made on an annual basis to executive officers. In appropriate cases, however, special grants may be authorized outside of the annual-grant framework. No such special grants were made in fiscal 2003 to executive officers. Mr. Smith did not receive any restricted stock awards in fiscal 2003.

        In determining the number of option shares and shares of restricted stock to award to executive officers, the Compensation Committee does not consider any measures of corporate or individual performance. The Compensation Committee also does not consider the stock option or common stock holdings of an executive officer in determining the size of an option or restricted stock grant to that individual. The primary factor that the Compensation Committee generally considers in determining the number of option shares and shares of restricted stock to award to executive officers is an individual's position and level of responsibility. The Compensation Committee generally designs the total annual base salary, bonus (assuming achievement of all individual and corporate objectives) and equity compensation (stock option grants and restricted stock awards) of executive officers to be comparable with the 75th percentile of total annual salary, bonus and equity compensation for comparable positions in the comparison surveys.

        Other factors that the Compensation Committee may consider with respect to the number of option shares and shares of restricted stock to award to an executive officer include: the promotion of an individual to a more senior position; a desire to retain a valued executive; a desire to recognize a particular officer's contributions; the number of shares then available to be granted; and stockholder dilution. None of these factors is given any particular weight and the specific factors used may vary among individual executives.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the income tax deduction by FedEx for compensation paid to the Chief Executive Officer and the four other highest-paid executive officers to $1,000,000 per year, unless the compensation is "performance based compensation" or qualifies under certain other exceptions. The Compensation Committee designs certain components of executive compensation to ensure full deductibility. The Compensation Committee believes, however, that stockholder interests are best served by not restricting the Compensation Committee's discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

        FedEx's stock option plans satisfy the requirements of Section 162(m). Accordingly, compensation recognized by the five highest-paid executive officers in connection with stock options granted under these plans is fully deductible. FedEx's annual and long-term incentive cash bonus plans and its restricted stock plans do not meet all of the conditions for qualification under

Section 162(m). Compensation received by the five highest paid executive officers under these plans is subject, therefore, to the $1,000,000 deductibility limit.

Conclusion

        The Compensation Committee believes FedEx's executive officer compensation policies and programs effectively serve the best interests of FedEx and its stockholders. The various components of executive officer compensation have been deliberately crafted to attract and retain highly qualified and effective executive officers and to motivate them to substantially contribute to FedEx's future success for the benefit of stockholders.

Compensation Committee Members
Ralph D. DeNunzio – Chairman
August A. Busch IV
F.S. Garrison
J.R. Hyde, III
Paul S. Walsh

CHANGE-IN-CONTROL ARRANGEMENTS

Stock Option and Restricted Stock Plans

        FedEx's current stock option plans provide that, in the event of a change in control (as defined in the plans), each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable, except that, under certain of the plans, no option may be exercised less than six months from the date of grant. This right continues, with respect to holders whose employment with FedEx terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner.

        FedEx's current restricted stock plans provide that, in the event of a change in control (as defined in the plans), the restricted shares will be canceled and FedEx shall make a cash payment to each holder in an amount equal to the product of the highest price per share received by the holders of FedEx's common stock in connection with the change in control multiplied by the number of restricted shares held.

Management Retention Agreements

        FedEx has entered into Management Retention Agreements ("MRAs") with certain senior officers of FedEx and its subsidiaries, including the named executive officers. The purpose of the MRAs is to secure the executives' continued services in the event of any threat or occurrence of a change of control (as defined in the MRAs). The terms and conditions of the MRAs with the named executive officers are summarized below.

        Term.    The MRAs renew annually for consecutive two-year terms, unless FedEx gives six months' prior notice that the agreements will not be extended. The non-extension notices may not be given at any time when the Board of Directors has knowledge that any person has taken steps reasonably calculated to effect a change of control of FedEx.

        Employment Period.    Upon a change of control, the MRA immediately establishes a three-year employment agreement with the executive officer. During the employment period, the officer's position (including status, title, authority, duties and responsibilities) may not be diminished. The officer's position is considered diminished if FedEx becomes a subsidiary of another company or if another company acquires all or substantially all of FedEx's assets, unless the parent or successor assumes all of FedEx's obligations under the MRA and the officer assumes a position with the parent or successor commensurate with his former position.

        Compensation.    During the three-year employment period, the executive officer receives base salary (no less than his highest base salary over the twelve-month period prior to the change of control), annual bonus (no less than his average bonus over the three-year period prior to the change of control), incentive, savings and retirement plan benefits, expense reimbursement, fringe benefits, office and staff support, welfare plan benefits and vacation benefits. These benefits must be no less than the benefits the officer had during the 90-day period immediately prior to the change of control.

        Termination.    The MRA terminates immediately upon the executive officer's death. FedEx may terminate the MRA for disability if the disability is determined to be total after 26 weeks. Once disability is established, the officer receives 180 days' prior notice of termination. FedEx also may terminate the officer's MRA for "cause."

        Benefits for Qualifying Terminations.    A "Qualifying Termination" is a termination by FedEx other than for cause, disability or death, by the officer "for good reason" (principally relating to assignment of duties inconsistent with the officer's position and reductions in compensation) or by the officer for any reason during the thirty-day period beginning with the first anniversary date of the change of control.

        In the event of a Qualifying Termination, the executive officer will receive: (1) a lump sum cash payment equal to three times his annual compensation, which includes his base salary, target annual bonus, target long-term incentive compensation, and company matching contributions to various benefit plans; and (2) a lump sum cash payment equal to the actuarial present value at termination of the amount required to be contributed by FedEx to fund the benefits to the officer under FedEx's pension and parity plans based on an additional 36 months of base salary and target annual bonus and an additional 36 months of age and service, or, if greater, the number of additional months of age and service necessary to provide the officer with 25 years of service and an attained age of 60 under the plans.

        For a period ending on the earliest of (i) 36 months following the termination date, (ii) the commencement of equivalent benefits from a new employer, or (iii) the date on which the executive officer reaches age 60, FedEx agrees to keep in force each plan and policy providing medical, accidental death, disability and life coverage to the officer and his dependents with the same level of coverage and the same terms as each policy and plan in effect immediately prior to the termination date.

        FedEx agrees to pay any taxes incurred by the officer for any payment, distribution or other benefit (including any acceleration of vesting of any benefit) received or deemed received by the officer from FedEx that triggers certain excise taxes.

        In exchange for these benefits, the executive officer has agreed that, for the one-year period following his termination, he will not own, manage, operate, control or be employed by any enterprise that competes with FedEx or any of its affiliates.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return on FedEx's common stock during the last five fiscal years with the Standard & Poor's 500 Composite Index and the Dow Jones Transportation Average during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in FedEx's common stock and in each of the foregoing indices on May 31, 1998, and assumes the reinvestment of all dividends. The graph depicts the change in the value of FedEx's common stock relative to the indices as of the end of each fiscal year and not for any interim period. Historical stock performance is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Return
(FedEx, S&P 500 Composite Index and Dow Jones Transportation Average)

PROPOSAL 2 — INCENTIVE STOCK PLAN

Purpose of the Plan

        The purpose of the FedEx Corporation Incentive Stock Plan (the "Plan") is to promote the long-term success of FedEx and its subsidiaries and to increase stockholder value by:

  •
  attracting and retaining key employees and directors of outstanding ability;

  •
  encouraging key employees and directors to focus on long-range objectives; and

  •
  further aligning the interests of key employees and directors with the interests of the stockholders.

        In furtherance of these objectives, the Board of Directors, upon the recommendation of the Compensation Committee, has adopted the Plan, subject to approval by the stockholders at this meeting. A summary of the Plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Plan, a copy of which is attached as Appendix B.

Administration of the Plan

        The Plan will be administered by those members (the "Committee"), not less than two, of the Compensation Committee of the Board of Directors, each of whom is both an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee, subject to the provisions of the Plan, will:

  •
  select persons to receive awards from among those eligible;

  •
  determine the types of awards and the number of shares of common stock covered by such awards;

  •
  establish the terms, conditions, restrictions and other provisions of awards; and

  •
  amend, modify, cancel or suspend awards.

        The Committee has authority to interpret the Plan and all agreements and other instruments relating to awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

Types of Awards

        The Committee may award restricted shares of FedEx common stock and options to purchase shares of FedEx common stock under the Plan.

Number of Shares That May Be Awarded

        Under the Plan, FedEx may grant:

  •
  options to purchase for cash an aggregate of not more than 3,000,000 shares of FedEx common stock; and

  •
  restricted stock awards of not more than 500,000 shares of FedEx common stock.

Both amounts are subject to adjustment in the event of a stock split, stock dividend, recapitalization or other corporate reorganization. The total number of shares covered by the Plan represents 1.17% of the shares of common stock outstanding as of August 4, 2003. The Plan also provides that no person may be granted options for more than 600,000 shares during any fiscal year.

        The Plan provides for the use of authorized but unissued shares or treasury shares. To the extent any shares of common stock covered by an award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the award is terminated, canceled or expires unexercised, then the shares of common stock subject to such award may again be used for further awards under the Plan.

Term of the Plan

        The Plan will become effective when approved by the stockholders. Unless the Plan is earlier terminated in accordance with its provisions, no awards will be made under the Plan after May 31, 2013, but outstanding options and restrictions on restricted shares issued under the Plan may extend beyond that date.

Eligibility to Receive Awards

        Unless otherwise determined by the Committee, awards of restricted stock and stock options may be made to key employees, including approximately 250 officers, of FedEx and its subsidiaries, as may be designated by the Committee. In addition, non-employee directors may receive stock options as set forth in the Plan, but are not eligible to receive restricted stock awards.

Provisions Applicable to Restricted Stock Awards

        Terms, Conditions and Restrictions.    The Committee has authority to establish the terms, conditions, restrictions and other provisions of each restricted stock award. Unless otherwise specified by the Committee, restricted shares shall be restricted for a period of at least one year and not more than ten years. Except as otherwise provided in the Plan or determined by the Committee, the recipient of restricted shares must remain employed by FedEx or a subsidiary during the restriction period or otherwise forfeit all right, title and interest in and to the restricted shares. Until such time as the restrictions on the restricted shares terminate, FedEx or its designee will hold the certificates for such restricted shares in escrow on the recipient's behalf.

        Agreements and Stock Legends.    A restricted stock award will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by FedEx and setting forth the terms, conditions, restrictions and other provisions of the award. Stock certificates for restricted shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which the shares are subject.

        Rights with Respect to Shares.    The recipient of a restricted stock award has all rights of ownership with respect to such underlying shares, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the award and any legend on the stock certificate for such shares. Any additional shares of FedEx common stock received incident to the ownership of restricted shares, as a result of a stock dividend, stock split, merger or otherwise, will also be restricted and be subject to the same restrictions and bear the same legend as the original restricted shares.

        Transferability Restrictions.    During the applicable restriction period, restricted shares may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner.

        Lapse of Restrictions.    Unless otherwise determined by the Committee, the restrictions applicable to restricted shares terminate with respect to such shares on the earliest to occur of:

  •
  the specified expiration of the restriction period (including upon a change of control),

  •
  the recipient's retirement at or after the age of 60,

  •
  the recipient's permanent disability, or

  •
  the recipient's death,

provided that, in the event of the recipient's retirement at or after the age of 60 or permanent disability, the restrictions will not terminate prior to six months after the date of award, unless otherwise specified by the Committee. If a recipient retires at or after the age of 55, but before the age of 60, the restrictions will continue until the earlier of the specified expiration of the restriction period, the recipient's permanent disability or the recipient's death.

        Tax Reimbursement.    At the Committee's discretion, FedEx may make a tax reimbursement cash payment in favor of an award recipient in connection with the tax consequences resulting from the restricted stock award, the lapse of restrictions on the restricted shares or the payment by the recipient of any taxes related thereto, subject to any conditions the Committee may specify.

Provisions Applicable to Stock Options

        Exercise Price.    The Committee may grant options to purchase FedEx common stock for cash at a price not less than the fair market value of the shares, which is equal to the average of the high and low prices of the common stock on the New York Stock Exchange on the grant date. The closing price of FedEx's common stock on August 4, 2003 was $64.70.

        Term of Options; Incentive Stock Options.    Unless otherwise determined by the Committee, options may not be exercised later than ten years after the grant date. Subject to the limitations imposed by the provisions of the Code, certain of the options granted under the Plan may be designated "incentive stock options."

        Written Agreement.    Each stock option granted under the Plan will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by FedEx and setting forth the terms, conditions and other provisions of the stock option, including the number of shares covered by the stock option, the exercise price per share, the term of the stock option and the vesting schedule. A recipient of a stock option award may not exercise the stock option until he or she executes and delivers such agreement to FedEx.

        Transferability Restrictions.    A stock option issued under the Plan by its terms will be personal, and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

        Rights After Termination of Employment.    Unless otherwise determined by the Committee:

  •
  No option may be exercised after termination of an optionee's employment or directorship for any reason other than death, disability or retirement.

  •
  If an optionee retires, such optionee's option will continue to vest in accordance with its terms and may be exercised until the expiration of the stated period of the option.

  •
  If an optionee's employment or directorship terminates by reason of permanent disability, such optionee's option immediately vests and may be exercised for a period of twenty-four months after such termination date (except no option may be exercised less than six months from the grant date) or until the expiration of the option, whichever period is shorter.

  •
  If an optionee dies after retirement or within the twenty-four month period following termination by reason of disability, the optionee's option may be exercised by the optionee's legal representative, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of death or until the expiration of the option, whichever period is shorter.

  •
  If an optionee dies while an employee or director, such optionee's options immediately vest and may be exercised by the optionee's legal representative for a period of twelve months from the date of death or until the expiration of the option, whichever period is shorter.

        Payment of Exercise Price.    Because the options are to be granted as incentives, FedEx will not receive any cash consideration for granting options. Payment in full of the option price in cash must be made upon exercise of any option.

        Cancellation of Outstanding Options.    The Committee may revoke and cancel any outstanding options which, in the aggregate, would create a significant adverse effect on FedEx's financial statements if the Financial Accounting Standards Board subjects such options to new accounting rules.

Stock Option Grants to Non-Employee Directors

        The Committee may grant to each non-employee director who is elected at or who remains in office following an annual meeting, immediately following such meeting, an option to purchase such number of shares of FedEx common stock as shall be determined by the Committee. Each non-employee director who is elected or appointed a director other than at an annual meeting may be granted upon such election or appointment an option to purchase such number of shares of FedEx common stock as shall be determined by the Committee. Options granted to non-employee directors cannot be exercised earlier than one year from the grant date.

Repricing and Discounting Prohibited

        The Plan prohibits the repricing of outstanding options (including, without limitation, by canceling an outstanding option and replacing such option with a new option with a lower exercise price) and the granting of discounted options.

Loans Prohibited

        FedEx will not loan funds to an optionee for the purpose of paying the exercise price associated with a stock option issued under the Plan or for the purpose of paying any taxes associated with the issuance, exercise or vesting of any award under the Plan.

Change of Control

        Upon the occurrence of a "change of control" (as defined in the Plan): (i) depending on the change of control event, the stock certificates evidencing any restricted shares will either be canceled and FedEx shall make a cash payment to the holders in an amount equal to the highest price per share received by the holders of FedEx's common stock in connection with the change of control multiplied by the number of restricted shares held, with any non-cash consideration to be valued in good faith by the Committee, or the restrictions applicable to any such shares will immediately lapse; and (ii) all outstanding stock options will become fully vested and immediately exercisable. Any option holder whose employment or directorship terminates following a change of control may exercise his or her option for a period ending on the earlier of the date of expiration of such option or the date which is twelve months after the termination of employment or directorship.

Termination and Amendment of the Plan

        The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, cancel or suspend any award made under the Plan at any time; provided, however, that without the consent of the recipients affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of such recipients with respect to awards previously granted, except as provided in the Plan. Certain amendments and modifications as specified in the Plan, including an amendment to increase the number of shares issuable under the Plan or to reprice outstanding stock options, may not be made, however, without the requisite vote of FedEx's stockholders.

New Plan Benefits

        The awards that will be granted to eligible participants under the Plan are subject to the discretion of the Committee and, therefore, are not determinable at this time.

Foreign Jurisdictions

        In order to foster and promote achievement of the material purposes of the Plan in foreign jurisdictions and to fairly accommodate for differences in local law, tax policy or custom, the Committee may modify the terms of the Plan or provide additional terms. These modifications or additional terms may be reflected in sub-plans, supplements or alternative versions of the Plan.

Federal Income Tax Consequences

        The following is a brief description of the material United States federal income tax consequences associated with awards under the Plan. It is based on existing United Sates laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

        Restricted Stock.    Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. FedEx is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

        A recipient's tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

        Stock Options.    Neither incentive stock option grants nor non-qualified stock option grants cause any tax consequences to the optionee or FedEx. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is ordinary income to the optionee and is deductible by FedEx. The optionee's tax basis for the shares is the market value thereof at the time of exercise. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain.

        Upon the exercise of an incentive stock option, the optionee will not realize taxable income, but the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. When the stock acquired upon exercise of an incentive stock option is subsequently sold, the optionee will recognize income equal to the difference between the sales price and the exercise price of the option. If the sale occurs after the expiration of two years from the grant date and one year from the exercise date, the income will constitute long-term capital gain. If the sale occurs prior to that time, the optionee will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. FedEx will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee. If the optionee exercises an incentive stock option more than three months after his or her termination of employment due to retirement or more than twelve months after his or her termination of employment due to permanent disability, he or she is deemed to have exercised a non-qualified stock option.

        Compensation realized by optionees on the exercise of non-qualified stock options or the disposition of shares acquired upon exercise of any incentive stock options will be considered performance-based compensation under the Code and not subject to the $1,000,000 deductibility limit of Section 162(m) of the Code.

Vote Required for Approval

        The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

EQUITY COMPENSATION PLANS

Equity Compensation Plans Approved by Stockholders

        Stockholders approved FedEx's 1984, 1987, 1989, 1993, 1995 and 1997 Stock Incentive Plans, as amended, and the 1999 and 2002 Stock Incentive Plans. Although options are still outstanding under the 1984, 1987, 1989 and 1993 plans, no shares are available under these plans for future grants. Stockholders also approved FedEx's 1995 Restricted Stock Plan.

Equity Compensation Plans Not Approved by Stockholders

        FedEx's 1997 and 2001 Restricted Stock Plans, as amended, were approved by the Board of Directors, but were not approved by the stockholders. Under the terms of these plans, key employees may receive restricted shares of common stock as determined by the Compensation Committee. Only treasury shares may be issued under these plans. Restrictions on the shares typically expire over four years from the award date. Holders of restricted shares are entitled to vote the shares and to receive any dividends paid on the shares.

        In connection with its acquisition of Caliber System, Inc. in January 1998, FedEx assumed Caliber's deferred compensation plan. This plan was approved by Caliber's board of directors, but not by Caliber's or FedEx's stockholders. Following FedEx's acquisition of Caliber, Caliber stock units under the plan were converted to FedEx common stock equivalent units. In addition, the employer's 50% matching contribution on compensation deferred under the plan was made in FedEx common stock equivalent units. Subject to the provisions of the plan, distributions to participants with respect to their stock units are payable in shares of FedEx common stock on a one-for-one basis. Effective January 1, 2003, no further deferrals or employer matching contributions will be made under the plan. Participants may continue to acquire FedEx common stock equivalent units under the plan, however, pursuant to dividend equivalent rights.

Summary Table

        The following table sets forth certain information as of May 31, 2003 with respect to compensation plans under which shares of FedEx common stock may be issued. The table does not include any shares of common stock that may be issued under FedEx's Incentive Stock Plan if approved by the stockholders at the annual meeting.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	16,732,746	(1)	$39.55	4,899,879	(2)
Equity compensation plans not approved by stockholders	16,164	(3)	N/A	517,876	(4)

Total	16,748,910		$39.55	5,417,755

(1)
Represents shares of common stock issuable upon exercise of outstanding options granted under FedEx's stock option plans. This number does not include: (a) 595,006 shares of common stock issuable upon exercise of outstanding options granted under plans assumed by FedEx in acquisitions; (b) 12,040 shares of common stock issuable under a retirement plan assumed by FedEx for former non-employee directors of Caliber System, Inc.; and (c) 73,463 shares of common stock issuable under stock credit plans assumed by FedEx in the Caliber acquisition. The weighted average exercise price of outstanding options granted under option plans assumed in acquisitions as of May 31, 2003 was $19.94.

  FedEx cannot make any additional awards under these assumed plans, but additional FedEx common stock equivalent units may be issued to current participants under the assumed stock credit plans pursuant to dividend equivalent rights.

(2)
Includes 4,897,779 option shares available for future grants under FedEx's stock option plans and 2,100 shares available for future grants under FedEx's 1995 Restricted Stock Plan. Only treasury shares may be issued under the 1995 Restricted Stock Plan.

(3)
Represents shares of FedEx common stock issuable pursuant to the deferred compensation plan assumed by FedEx in the Caliber acquisition as described on page 41.

(4)
Represents the number of shares available for future grants under FedEx's 1997 and 2001 Restricted Stock Plans, as amended. Only treasury shares may be issued under these plans.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee assists the Board of Directors in its oversight of FedEx's financial reporting process. The Audit Committee's responsibilities are more fully described in its charter, which is included as Appendix A to this proxy statement.

        Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended May 31, 2003, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer of FedEx their respective certifications with respect to FedEx's Annual Report on Form 10-K for the fiscal year ended May 31, 2003.

        The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of FedEx's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed those disclosures and other matters relating to independence with the independent auditors.

        The Audit Committee discussed with FedEx's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of FedEx's internal controls and the overall quality of FedEx's financial reporting.

        In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from Ernst & Young LLP dated June 23, 2003 regarding the audited financial statements of FedEx for the fiscal year ended May 31, 2003, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee Members
Philip Greer – Chairman
John A. Edwardson
Joshua I. Smith
Peter S. Willmott

        The foregoing Report on Executive Compensation of the Compensation Committee of the Board of Directors, Stock Performance Graph and Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent FedEx specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

AUDIT AND NON-AUDIT FEES

        The following table sets forth fees for services Ernst & Young LLP provided to FedEx during fiscal 2003 and 2002:

	2003	2002
Audit fees	$5,917,000	$4,860,000
Audit-related fees	398,000	90,000
Tax fees	1,967,000	542,000
All other fees	20,000	696,000

Total	$8,302,000	$6,188,000

  •
  Audit Fees. Represents fees for professional services provided for the audit of FedEx's annual financial statements and review of FedEx's quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

  •
  Audit-Related Fees. Represents fees for assurance services related to the audit of FedEx's financial statements. The amount shown for 2003 includes fees primarily for benefit plan audits. The amount shown for 2002 represents fees related to agreed-upon procedures required under law pertaining to FedEx Express's application for compensation under the Air Transportation Safety and System Stabilization Act.

  •
  Tax Fees. Represents fees for professional services provided primarily for domestic and international tax compliance and advice. Tax compliance and preparation fees totaled $842,000 and $194,000 in 2003 and 2002, respectively.

  •
  All Other Fees. Represents fees for products and services provided to FedEx not otherwise included in the categories above. The amount shown for 2002 includes fees for healthcare benefit claims reviews.

        FedEx's Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young's independence.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

        Ernst & Young LLP audited FedEx's annual financial statements for the fiscal year ended May 31, 2003. The Audit Committee has appointed Ernst & Young to be FedEx's independent auditors for the fiscal year ending May 31, 2004. The stockholders are asked to ratify this appointment at the annual meeting. Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

        The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditor. To help ensure the independence of the independent auditor, the Audit Committee has approved and adopted two policies: the Policy on Engagement of Independent Auditor and the Policy on Hiring Certain Employees and Partners of the Independent Auditor. The Policy on Engagement of Independent Auditor is available on FedEx's Web site at http://fdx.client.shareholder.com/governance.cfm.

        Pursuant to the Policy on Engagement of Independent Auditor, the Audit Committee preapproves all audit services and non-audit services to be provided to FedEx by its independent auditor. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting.

        Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of FedEx's business) will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of FedEx authorized by the Audit Committee to sign on behalf of FedEx.

        The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee's opinion, the independence of the independent auditor.

        In addition, beginning on January 1, 2004, FedEx's independent auditor may not provide any services to FedEx officers or Audit Committee members, including financial counseling and tax services.

        Pursuant to the Policy on Hiring Certain Employees and Partners of the Independent Auditor, FedEx will not hire a person who is concurrently a partner or other professional employee of the independent auditor or, in certain cases, an immediate family member of such a person. Additionally, FedEx will not hire a former partner or professional employee of the independent auditor in an accounting role or a financial reporting oversight role if he or she remains in a position to influence the independent auditor's operations or policies, has capital balances in the independent auditor or maintains certain other financial arrangements with the independent auditor. FedEx will not hire a former member of the independent auditor's audit engagement team (with certain exceptions) in a financial reporting oversight role without waiting for a required "cooling-off" period to elapse.

        The FedEx Executive Vice President and Chief Financial Officer will approve any hire who was employed during the preceding three years by the independent auditor, and will annually report all such hires to the Audit Committee.

Change of Auditors During Fiscal 2002

        On March 11, 2002, FedEx determined, for itself and on behalf of its subsidiary FedEx Express, to dismiss its independent auditors, Arthur Andersen LLP, and to engage the services of Ernst & Young as its new independent auditors. The change in auditors became effective on April 12, 2002 following the completion by Arthur Andersen of its review report on the financial statements of FedEx and FedEx Express for the fiscal quarter ended February 28, 2002. This determination followed FedEx's decision to seek proposals from independent accountants to audit the financial statements of FedEx and FedEx Express, and was approved by FedEx's Board of Directors upon the recommendation of its Audit Committee.

        During the two fiscal years of FedEx and FedEx Express ended May 31, 2001, and the subsequent interim period through April 12, 2002, there were no disagreements between FedEx or FedEx Express and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to

Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two fiscal years of FedEx or FedEx Express ended May 31, 2001 or within the interim period through April 12, 2002.

        The audit reports of Arthur Andersen on the consolidated financial statements of FedEx and FedEx Express as of and for the fiscal years ended May 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In its letter dated April 12, 2002 to the Office of the Chief Accountant of the Securities and Exchange Commission, Arthur Andersen stated that it agreed with the statements in the four preceding paragraphs. This letter was filed as Exhibit 16.1 to FedEx's Amendment No. 1 to Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on April 12, 2002.

        During the two fiscal years of FedEx and FedEx Express ended May 31, 2001, and the subsequent interim period through April 12, 2002, neither FedEx nor FedEx Express consulted with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Vote Required For Ratification

        The Audit Committee is responsible for selecting FedEx's independent auditors. Accordingly, stockholder approval is not required to appoint Ernst & Young as FedEx's independent auditors for fiscal year 2004. The Board of Directors believes, however, that submitting the appointment of Ernst & Young to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent auditors.

        The ratification of the appointment of Ernst & Young as FedEx's independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

PROPOSAL 4 — STOCKHOLDER PROPOSAL

FedEx is not responsible for the content of this stockholder proposal or supporting statement.

        FedEx has been notified that the International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington D.C. 20001, the beneficial owner of 176 shares of FedEx common stock, intends to present the following proposal for consideration at the annual meeting:

  "RESOLVED: That the shareholders of the Federal Express Corporation ("FedEx" or "the Company") urge their Board of Directors to take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The Board's declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected."

        "SUPPORTING STATEMENT: Federal Express's board is divided into three classes of directors serving staggered three-year terms. This means that an individual director faces election only once every three years, and shareholders only vote on roughly one-third of the board each year.

        We believe that annual elections can pave the way for improved board sensitivity to important shareholder issues. In particular, it can help speed the diversification of the Company's board and introduce new perspectives.

        In addition, a declassified board allows the company to respond quickly to changes by giving the board the ability to appoint more qualified candidates each year. A declassified board can thus help give FedEx the responsiveness it needs to adapt to the current economic environment. We believe, too, that increased accountability will help the Company focus on long-term shareholder value while maintaining important relationships with FedEx customers, suppliers and employees.

        The evidence indicates that shareholders disfavor classified boards. In 2002 the shareholders at more than 30 other companies voted in favor of resolutions recommending that all directors run for election each year. The average level of support for these declassification proposals was 62% of the yes-and-no vote, according to the Investor Responsibility Research Center.1

1 IRRC Governance Research Service 2003 Background Report C. Classified Boards (March 2003).

        The Company states in its "Corporate Governance Guidelines" that it has a, "longstanding goal of providing effective governance of the Company's business and affairs for the long-term benefit of the Company's stockholders." By adopting annual elections, FedEx can demonstrate its commitment to fuller accountability to shareholders, accountability that honors shareholder concerns for good corporate governance.

        We urge our fellow shareholders to vote FOR this proposal."

Board of Directors' Statement in Opposition

        FedEx's bylaws divide the Board of Directors into three classes with directors elected to staggered three-year terms. The bylaw provision establishing our classified board structure was adopted by the stockholders of our predecessor, FedEx Express, in 1989.

        The Board of Directors and its Nominating & Governance Committee have carefully considered this proposal and the arguments for and against a classified board. We have concluded that FedEx's classified board structure continues to promote the best interests of our stockholders, and oppose this proposal for the following reasons:

  •
  Continuity and stability. Our classified board structure helps to assure the continuity and stability of FedEx's management and policies, since a majority of the directors at any given time will have prior experience as FedEx directors and familiarity with FedEx's business. FedEx benefits greatly from the wisdom and institutional knowledge our directors develop through such prior experience. Such continuity and stability also help us attract and retain highly qualified Board members willing to commit the time and dedication necessary to understand FedEx's business.

  •
  Long-term focus. The continuity and stability that result from staggered terms foster effective long-term planning and help create long-term value for FedEx stockholders. The Board's goal, as stated in our Corporate Governance Guidelines and referenced in the proponent's supporting statement, is to govern for the long-term benefit of our stockholders. The governance reforms of the Sarbanes-Oxley Act likewise charge the Board with preventing short-term abuses. Longer terms are consistent with such a long-term focus.

  •
  Value protection. In the event of a hostile takeover attempt, the classification of our directors would benefit stockholders. It would not prevent a takeover, but would give the Board time to consider alternative proposals and act in the best interests of FedEx and the stockholders. It also encourages the person seeking to gain control of FedEx to initiate arm's-length discussions with the Board, which is in a position to negotiate a transaction that is most favorable to FedEx and our stockholders.

  •
  Director independence. Longer terms increase the independence of non-management directors by insulating them from outside short-term influences and reducing the threat that a director who refuses to conform will not be renominated.

        The proponent argues that board declassification increases accountability to stockholders. We disagree. Directors have fiduciary duties to stockholders regardless of how often they are elected. Directors who are elected to three-year terms are not insulated from responsibility and are just as accountable to stockholders as directors who are elected annually.

        The proponent claims to be motivated by a concern for good corporate governance. Good corporate governance, however, depends upon the quality of the board, not the quantity of years in the directors' terms.

        FedEx has an independent, active and effective Board of Directors committed to first-rate corporate governance. Each FedEx director embodies the most important criteria for effective board service, as set forth in our Corporate Governance Guidelines, including personal qualities such as the highest level of personal and professional ethics, integrity and values, an inquiring and independent mind, the willingness to devote the required time to carrying out the duties and responsibilities of Board membership, and the willingness to represent the best interests of all stockholders and objectively appraise management performance. These qualities have nothing to do with term length. While the proponent focuses on the side issue of board structure, the Board of Directors continues to focus on issues of substance:

  •
  The Board has added two highly qualified, independent directors within the past year.

  •
  We have adopted Corporate Governance Guidelines to help promote the effective functioning of the Board and high quality corporate governance.

  •
  A substantial majority of our directors are independent from FedEx management.

  •
  The Board conducts an annual performance evaluation of each Board member, each Board committee and the Board of Directors as a whole to continue to improve our effectiveness.

  •
  We have adopted a Code of Business Conduct & Ethics to help maintain our high standard of business and personal ethics.

        In short, we remain convinced that organizing our independent, active and effective Board of Directors into three classes best promotes our longstanding goal of providing effective governance and value protection for the long-term benefit of our stockholders. Accordingly, we recommend that you vote against this proposal.

Effect of Approval

        Approval of this proposal would not automatically declassify the Board of Directors, but would merely serve as a recommendation to the Board to take the necessary steps to declassify itself. Such steps would, if taken, include repealing the classified board provision in FedEx's bylaws, which requires an 80% supermajority stockholder vote.

Vote Required for Approval

        If this proposal is properly presented at the meeting, approval requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

OTHER MATTERS

        We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation

        FedEx will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. FedEx will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. FedEx has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of up to $25,000, which includes reimbursement of expenses.

Householding

        We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery will receive only one copy of this proxy statement and the 2003 Annual Report to Stockholders, unless contrary instructions have been received from one or more of these stockholders. This procedure will reduce our printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report or proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our annual report or proxy statement for your household, please contact our transfer agent, EquiServe Trust Company, N.A. (in writing: P.O. Box 43069, Providence, Rhode Island 02940-3069; by telephone: in the U.S. or Canada, 1-800-446-2617; outside the U.S. or Canada, 1-781-575-2723).

        If you participate in householding and wish to receive a separate copy of this proxy statement or the 2003 Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of future annual reports or proxy statements, please contact EquiServe as indicated above. A separate copy of this proxy statement and the 2003 Annual Report will be delivered promptly upon request.

        Beneficial stockholders who are not record holders can request information about householding from their banks, brokers or other holders of record.

Stockholder Proposals for 2004 Annual Meeting

        Stockholder proposals intended to be presented at FedEx's 2004 annual meeting must be received by FedEx no later than April 20, 2004 to be eligible for inclusion in FedEx's proxy statement and form of proxy for next year's meeting. Proposals should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

        For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2004 annual meeting, Securities and Exchange Commission rules will permit management to vote proxies in its discretion if (1) FedEx receives notice of the proposal by July 5, 2004 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (2) FedEx does not receive notice of the proposal by July 5, 2004. Notices of intention to present proposals at the 2004 annual meeting should be addressed to FedEx Corporation, Attention: Corporate Secretary, 942 South Shady Grove Road, Memphis, Tennessee 38120.

By order of the Board of Directors,

KENNETH R. MASTERSON
Secretary

APPENDIX A

FedEx Corporation

AUDIT COMMITTEE CHARTER

Purpose

        The purpose of the Audit Committee is to:

  •
  Oversee the independent auditor's qualifications, independence and performance;

  •
  Assist Board oversight of (i) the integrity of the Company's financial statements; (ii) the performance of the Company's internal auditors; and (iii) the Company's compliance with legal and regulatory requirements; and

  •
  Prepare the audit committee report required to be included in the Company's annual proxy statement.

Membership

        The Audit Committee shall consist of such number of members of the Board of Directors as shall be appointed by the Board from time to time, but in no event shall the Committee consist of fewer than three members. The Board of Directors shall designate the Chairperson of the Committee. The Board of Directors may change the membership of the Committee at any time.

        The members of the Committee shall meet the applicable independence and qualification requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, including all rules and regulations thereunder, as well as any other legal requirements applicable to Committee members.

Functions, Powers and Responsibilities

        The Audit Committee shall:

  Independent Auditor

        1.     Be directly responsible for, and have the sole authority with respect to, the appointment, retention, replacement, compensation, evaluation and oversight of the Company's independent auditor (including resolution of any disagreements between management and the independent auditor), which will report directly to the Committee. The Committee may consult with management, but shall not delegate these responsibilities.

        2.     Preapprove, in accordance with applicable law, all audit and allowable non-audit services to be provided by the independent auditor, and oversee the disclosure of information related to the categories of services provided by, and fees paid to, the independent auditor. The Committee shall approve any audit or non-audit service to be provided by the independent auditor within one year prior to the commencement of such service.

        3.     Review and discuss, prior to the filing of an audit report with the Securities and Exchange Commission, a report from the independent auditor regarding (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management.

        4.     Receive and review, at least annually, a report from the independent auditor describing (i) the independent auditor's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits performed by the independent auditor, and any steps taken to address any such issues; and (iii) all relationships between the independent auditor and the Company.

        5.     Annually evaluate, and report to the Board of Directors with respect to, the qualifications, performance and independence of the independent auditor and the lead audit partner.

        6.     Review and discuss with the independent auditor (i) the scope and results of each independent audit of the Company (including any difficulties encountered by the auditor and any significant disagreements with management), (ii) any related management letter, and (iii) management's responses to recommendations made or difficulties encountered by the independent auditor in connection with the audit.

  Internal Auditors

        7.     Review the appointment and replacement, and annually review the performance, of the senior internal auditing executive.

        8.     Periodically review and discuss with the independent auditor the organizational structure, responsibilities, budget and staffing of the internal audit department.

        9.     Review the annual audit plan of the internal audit department and the results of any audits that are significant to the Company's system of internal controls and management's responses to such reports.

  Financial Reporting

         10.  Review and discuss with management and the independent auditor the Company's quarterly and annual financial reports, including management's discussion and analysis of financial condition and results of operations, any certification, report, opinion or review rendered by the independent auditor in connection with such reports and any communications required by professional standards between the independent auditor and the Committee prior to the public release of such information.

         11.  Recommend to the Board of Directors whether the audited annual financial statements should be included in the Company's Annual Report on Form 10-K.

         12.  Review and discuss with management and the independent auditor (i) significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements and other public reports, including the Company's selection and application of significant accounting principles; (ii) any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (iii) the development, selection and disclosure of critical accounting policies and estimates; (iv) the effect of financial reporting and accounting initiatives and any related party or off-balance sheet transactions on the Company's financial statements; and (v) any analyses prepared by management or the independent auditor of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

         13.  Review and discuss generally with management the types of information to be disclosed and the types of presentations to be made in the Company's earnings press releases and in any financial information and earnings guidance provided by the Company to analysts and rating agencies.

  Internal Control Structure

         14.  Consider, in consultation with management, the independent auditor and the senior internal auditing executive, the adequacy and effectiveness of the Company's internal controls and financial reporting procedures.

         15.  Review and discuss with management, the independent auditor and the senior internal auditing executive the Company's annual internal control report and the independent auditor's attestation to such report.

  Risk Assessment and Risk Management

         16.  Review and discuss with management (i) the guidelines and policies that govern the processes by which the Company assesses and manages its exposure to risk, and (ii) the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  Code of Business Conduct & Ethics

         17.  Periodically review the Company's Code of Business Conduct & Ethics and recommend any proposed changes to the Nominating & Governance Committee of the Board of Directors.

  Other

         18.  Prepare the audit committee report required to be included in the Company's annual proxy statement.

         19.  Establish the Company's policy for hiring employees and former employees of the Company's current and former independent auditors.

         20.  Establish the Company's procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

         21.  Meet separately, periodically, with management, with the senior internal audit executive (and other members of the internal audit staff, as appropriate) and with the independent auditor.

         22.  Discuss with the Company's General Counsel or his designees any legal matters that may have a material impact on the Company's financial statements or compliance policies.

         23.  Have the authority, to the extent the Committee deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors and to approve each such advisor's fees and other retention terms.

         24.  Determine the appropriate funding for and direct the payment by the Company of (i) compensation to the independent auditor, (ii) compensation to any independent legal, accounting or other advisors retained by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

         25.  Annually review the Committee's own performance, and report the results of such review to the Board of Directors.

         26.  Annually review and reassess the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

         27.  Report regularly to the Board of Directors on matters within the scope of the Committee, as well as any special issues that merit the attention of the Board.

         28.  Perform such other duties required by law or otherwise as are necessary or appropriate to oversee the integrity of the Company's accounting and financial reporting practices, or as the Board of Directors may from time to time direct.

Amended June 2, 2003

APPENDIX B

FedEx Corporation

INCENTIVE STOCK PLAN

1.     Purpose

        The purpose of the FedEx Corporation Incentive Stock Plan (the "Plan") is to aid the Company and its subsidiaries in securing and retaining key employees and directors of outstanding ability and to motivate them to exert their best efforts to achieve the long-term goals of the Company and its subsidiaries. The Company believes that the ownership or increased ownership of the Company's Common Stock by employees and directors will further align their interests with those of the Company's other stockholders and will promote the long-term success of the Company.

2.     Definitions

        Unless the context clearly indicates otherwise, for purposes of the Plan, the following terms shall have the respective meanings indicated below:

        "Award" means an award granted under the Plan, which may be in the form of Restricted Shares or a Stock Option.

        "Board of Directors" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        "Common Stock" means the common stock, par value $0.10 per share, of the Company.

        "Company" means FedEx Corporation, a Delaware corporation.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

        "Incentive Stock Option" means a Stock Option or portion thereof that is intended to be an "incentive stock option" within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        "Non-Management Director" means a member of the Board of Directors who is not an employee of the Company or any of its subsidiaries.

        "Non-Qualified Option" means a Stock Option or portion thereof that is not an Incentive Stock Option.

        "Participant" means any individual who receives an Award.

        "Restricted Shares" means shares of Common Stock granted under the Plan that are subject to certain restrictions as provided in Section 8.

        "Restricted Stock Award" means a grant of Restricted Shares under the Plan.

        "Stock Option" is a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. A Stock Option may be an Incentive Stock Option or a Non-Qualified Option.

3.     Term of the Plan

        The Plan shall be effective as of the date on which it is approved by the Company's stockholders. Unless the Plan is earlier terminated in accordance with the provisions hereof, no Award shall be granted under the Plan after May 31, 2013, but outstanding Stock Options and restrictions on Restricted Shares may extend beyond such date.

4.     Administration of the Plan

        (a)   The Committee.    The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom qualifies as both an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 under the Exchange Act (the "Committee").

        (b)   Authority of the Committee.

                (1)   Subject to the provisions of the Plan, the Committee shall have sole and complete authority and discretion to: (i) select Participants and make Awards; (ii) determine the types of Awards and the number of shares of Common Stock covered by Awards; (iii) establish the terms, conditions, restrictions and other provisions of Awards; and (iv) amend, modify, cancel or suspend Awards.

                (2)   The Committee shall have sole and complete authority and discretion to interpret the Plan and all agreements and other documents and instruments relating to Awards, to adopt, amend and rescind rules for the administration of the Plan and to make such other determinations and take such other actions that it deems necessary or advisable for the effective administration of the Plan.

                (3)   All decisions of the Committee relating to the Plan or any Award shall be final, conclusive and binding on all persons. Committee decisions shall be made by a majority of its members present at any meeting at which a quorum is present. Any decision reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

        (c)   Limitation of Liability.    Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan or any Award.

5.     Types of Awards

        The Committee may grant Stock Options and Restricted Shares under and subject to the provisions of the Plan.

6.     Stock Subject to the Plan

        (a)   Restricted Shares.    The maximum number of shares of Common Stock available to be issued under the Plan pursuant to Restricted Stock Awards is 500,000 shares (subject to adjustment as provided in Section 14).

        (b)   Stock Options.    The maximum number of shares of Common Stock that may be optioned and sold under the Plan pursuant to Stock Options is 3,000,000 shares (subject to adjustment as provided in Section 14).

        (c)   Restoration of Shares.    To the extent any shares of Common Stock covered by an Award are forfeited, not issued or cease to be issuable for any reason, including, without limitation, because the Award is terminated, canceled or expires unexercised, then the shares of Common Stock subject to such Award may again be used for further Awards under the Plan.

        (d)   Source of Stock.    Shares of Common Stock issued under the Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

7.     Eligibility and Participation in the Plan

        (a)   Eligible Recipients.    Unless otherwise determined by the Committee,

                (1)   key employees, including officers, of the Company and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to receive Restricted Shares and Stock Options; and

                (2)   Non-Management Directors are eligible to receive Stock Options, but not Restricted Shares.

        (b)   Grant of Awards.    The Committee shall, in its sole and complete discretion and subject to the provisions of the Plan, (1) select from time to time the employees, from among those eligible, who shall receive Awards, (2) determine the type of Award to be granted and (3) determine and establish the terms, provisions, conditions and restrictions of each Award, including the number of shares of Common Stock subject to the Award. Subject to the provisions of the Plan, Awards may be granted singly or in combination with other Awards or in combination with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan, contract or agreement of the Company or any subsidiary. Non-Management Directors may be granted Stock Options as provided in Section 9(d).

        (c)   No Right to Receive Award.    No employee or Non-Management Director shall have any right to receive an Award or, having received an Award, to receive a future Award.

        (d)   Rights of Employees and Others.

                (1)   Neither the Plan nor any Award shall (i) confer upon any employee or Non-Management Director any right to remain employed by, or to continue to provide services to, the Company or any subsidiary, (ii) limit in any way the right of the Company or any subsidiary to terminate any individual's employment by or service on behalf of the Company or any subsidiary, whether or not such individual is a Participant, or (iii) require the Board of Directors to nominate any director for reelection by the Company's stockholders.

                (2)   No person shall have any rights or claims under or pursuant to the Plan except in accordance with the provisions of the Plan.

8.     Provisions Applicable to Restricted Stock Awards

        (a)   Terms, Conditions and Restrictions.    The Committee shall establish the terms, conditions, restrictions and other provisions of each Restricted Stock Award. Unless otherwise specified by the Committee, shares subject to a Restricted Stock Award shall be restricted for a period of at least one year and not more than ten years (the "Restriction Period"). Except as provided in Section 8(g) below, the Participant must remain employed by the Company or a subsidiary during the Restriction Period or otherwise forfeit all right, title and interest in and to the Restricted Shares. Notwithstanding the foregoing, if a Participant retires at or after the age of 55, but before the age of 60, the Restriction Period shall continue after the Participant's retirement in accordance with the terms of the Restricted Stock Award or until the earlier to occur of the events described in Sections 8(g)(3) and (4) below.

        (b)   Agreements; Stock Legend.    Each Restricted Stock Award will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions, restrictions and other provisions of such Award. As a condition to receiving a Restricted Stock Award, each proposed recipient must execute and deliver such agreement to the Company. Certificates for Restricted Shares may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such shares are subject.

        (c)   Rights with Respect to Shares.    A Participant who receives a Restricted Stock Award shall have all rights of ownership with respect to such underlying shares of Common Stock, including the right to vote such shares and to receive any dividends paid thereon, subject, however, to the provisions of the Plan, the agreement relating to the Restricted Stock Award and any legend on the certificate for such shares. Until such time as any restrictions imposed pursuant to Section 8(a) on any Restricted Shares shall terminate, the Company or its designee will hold the certificate(s) for such Restricted Shares in escrow on such Participant's behalf.

        (d)   Transferability Restriction.    Shares of Common Stock subject to a Restricted Stock Award may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner during the Restriction Period applicable thereto.

        (e)   Additional Shares Received With Respect to Restricted Shares.    Any shares of Common Stock or other securities of the Company received by a Participant as a stock dividend on, or in connection with a stock split or combination, share exchange, reorganization, recapitalization, merger, consolidation or otherwise with respect to, shares of Common Stock received as a Restricted Stock Award shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the Restricted Stock Award.

        (f)    Tax Reimbursement.    In the sole discretion of the Committee, any agreement relating to a Restricted Stock Award may provide for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from a Restricted Stock Award, the lapse of restrictions on any Restricted Shares or the payment by a Participant of any taxes related thereto, subject to such conditions as the Committee may specify.

        (g)   Lapse of Restrictions.    Unless otherwise determined by the Committee, any restrictions imposed pursuant to Section 8(a) on Restricted Shares shall terminate with respect to such shares on the earliest to occur of the following, provided, that no restrictions shall lapse less than six months from the date of award in the event of (2) and (3) below, unless otherwise specified by the Committee:

                (1)   the expiration of the Restriction Period (including pursuant to Section 15(b)(1) below);

                (2)   the Participant's retirement at or after the age of 60;

                (3)   the Participant's permanent disability; or

                (4)   the Participant's death.

Upon the termination of such restrictions, the certificates for such shares of Common Stock shall be released from escrow and delivered to the Participant or, in the event of the Participant's death, the Participant's personal representative and any legend on such certificates shall be removed.

9.     Provisions Applicable to Stock Options

        (a)   Limit on Awards.    No Participant shall receive Stock Options for more than 600,000 shares of Common Stock during any fiscal year of the Company.

        (b)   Agreements.    Each Stock Option will be evidenced by a written agreement, in such form as may be specified by the Committee, issued by the Company and setting forth the terms, conditions and other provisions of the Stock Option, including the number of shares of Common Stock covered by the Stock Option, the exercise price per share, the term of the Stock Option and the vesting schedule. A Participant may not exercise a Stock Option until he or she executes and delivers such agreement to the Company.

        (c)   Terms and Conditions.    All Stock Options shall be subject to the following terms and conditions and to such other terms and conditions consistent with the terms of the Plan as the Committee shall determine:

                (1)   Option Price.    The exercise price per share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The "Fair Market Value" of the Common Stock on a particular date shall mean, for all purposes under the Plan, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange composite tape on that date. In the event that such method for determining Fair Market Value is not practicable, then the Committee shall determine the Fair Market Value of the Common Stock in such manner as it deems appropriate.

                (2)   Time of Exercise of Option.    Unless otherwise determined by the Committee, each Stock Option shall be exercisable during and over such period ending not later than ten years from the grant date. Unless otherwise determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary of the grant date, except as provided in Sections 9(c)(4) and 15(b)(2) below.

                (3)   Method of Exercise and Payment.    Each Stock Option may be exercised by giving written notice to the Company specifying the number of shares to be purchased and accompanied by payment in full (including applicable taxes, if any) in cash therefor. No Stock Option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the Stock Option is then exercisable. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares subject to his or her Stock Option until he or she has given written notice of exercise, paid in full for such shares and, if requested, given the representation described in Section 10 below.

                (4)   Rights After Termination of Employment.

                        (i)    Retirement.    Unless otherwise determined by the Committee, if a Participant's employment or directorship terminates by reason of his or her retirement, the Participant's Stock Option will continue to vest in accordance with its terms and may be exercised until the expiration of the stated period of the Stock Option; provided, however, that if the Participant dies after such termination of employment or directorship, any unexercised Stock Option, to the extent to which it was exercisable at the time of the Participant's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

                        (ii)    Disability.    Unless otherwise determined by the Committee, if a Participant's employment or directorship terminates by reason of permanent disability, the Participant's Stock Option may thereafter be exercised in full (except that no Stock Option may be exercised less than six months from the grant date) for a period of twenty-four months from the date of such termination of employment or directorship or the stated period of the Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within a period of twenty-four months after such termination of employment or directorship, any outstanding Stock Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Stock

Option under the last will for a period of twelve months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

                        (iii)   Death.    Unless otherwise determined by the Committee, if a Participant's employment or directorship terminates by reason of the Participant's death, the Participant's Stock Option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the Stock Option under the last will for a period of twelve months from the date of the Participant's death or the expiration of the stated period of the Stock Option, whichever period is the shorter.

                        (iv)   Other.    Unless otherwise determined by the Committee, if a Participant's employment or directorship terminates for any reason other than death, retirement or permanent disability, the Participant's Stock Option shall thereupon terminate.

        (d)   Grant of Stock Options to Non-Management Directors.    Non-Management Directors shall not be eligible to receive any Awards other than Stock Options as specified in this Section 9(d).

                (1)   Discretionary Awards. The Committee may grant a Non-Qualified Option to any Non-Management Director for such number of shares of Common Stock as the Committee shall determine; provided, however, that such grants of Non-Qualified Options only may be made (i) immediately following an annual meeting of the Company's stockholders to any of the Non-Management Directors who are then incumbent after such meeting and (ii) in connection with a Non-Management Director's election or appointment to the Board of Directors if other than at an annual meeting.

                (2)   Terms and Conditions of Stock Options.    The Committee shall establish the terms and conditions of Non-Qualified Options granted to Non-Management Directors, provided, that any Non-Qualified Option granted to a Non-Management Director (i) shall have an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the date of grant and (ii) shall not be exercisable earlier than one year from the date of grant, except as provided in Sections 9(c)(4) and 15(b)(2). Unless otherwise provided in the Plan, all provisions of the Plan with respect to the terms of Non-Qualified Options granted to employees shall be applicable to Non-Qualified Options granted to Non-Management Directors.

        (e)   Designation of Certain Options as Incentive Stock Options.    Stock Options, or portions thereof, granted to employees may in the discretion of the Committee be designated as Incentive Stock Options. In addition to the other applicable terms and conditions contained in this Section 9, the aggregate Fair Market Value of the shares of Common Stock covered by an Incentive Stock Option (determined at the time the Stock Option is granted) with respect to which an Incentive Stock Option is exercisable for the first time by any individual Participant during any calendar year (under the Plan and all other similar plans of the Company and its subsidiaries) shall not exceed $100,000 (or such other amount as may be specified by Section 422(d) of the Code).

        (f)    Transferability Restriction.    Unless otherwise determined by the Committee, a Stock Option by its terms shall be personal and may not be sold, pledged, assigned, exchanged, encumbered, hypothecated, transferred or disposed of in any manner by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, only the Participant or a duly appointed legal representative may exercise the Stock Option, unless otherwise determined by the Committee.

        (g)   Repricing Prohibited.    Neither the Committee nor the Company shall "reprice" outstanding Stock Options for any reason. For purposes of the Plan, a "repricing" means lowering the exercise price per share of an outstanding Stock Option or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles and includes, without limitation, a tandem cancellation of a Stock Option at a time when its exercise price per share exceeds the fair market value of the underlying Common Stock and exchange for another option or other equity security (unless such cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction).

        (h)   Use of Proceeds.    Proceeds received by the Company pursuant to the exercise of Stock Options shall constitute general funds of the Company.

10.  Compliance with Applicable Laws; Investment Representation

        Notwithstanding any other provision of the Plan or any agreement relating to a particular Award, the Company shall have no obligation to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the Participant is acquiring such shares for his or her own account for investment and not for the purpose or with the intention of distributing the shares or any part thereof. The certificates representing shares of Common Stock issued under the Plan may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws and regulations and to reflect any restrictions on transfers.

11.  Transfer, Leave of Absence, Etc.

        For purposes of the Plan, (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary, shall not be deemed a termination of employment.

12.  Tax Withholding

        All distributions under the Plan (including, without limitation, the grant of Awards and the issuance of Common Stock pursuant to an Award) are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Award or the issuance of any Common Stock pursuant to an Award on the satisfaction of applicable withholding obligations (including, without limitation, by requiring a Participant to relinquish a portion of any proceeds received by the Participant in connection with the sale of shares acquired upon exercise of a Stock Option).

13.  Prohibition on Loans

        The Company shall not loan funds to any Participant for the purpose of paying the exercise price associated with any Stock Option or for the purpose of paying any taxes associated with the issuance, exercising or vesting of any Award.

14.  Changes in Capitalization

        If the outstanding Common Stock shall at any time be changed or exchanged as a result of a stock dividend, stock split, share combination, exchange or reclassification, recapitalization, merger, consolidation or other corporate reorganization affecting the Common Stock, (a) the number and kind of shares that have been issued and that may thereafter be issued under the Plan, (b) the number and kind of shares underlying Restricted Stock Awards still subject to a Restriction Period, (c) the exercise prices and the number and kind of shares subject to outstanding Stock Options and (d) such other terms of Awards as the Committee deems appropriate, shall be approximately and equitably adjusted by the Committee in its sole and complete discretion.

15.  Change of Control

        (a)   Definition.    For purposes of the Plan, the term "Change of Control" means the occurrence of any of the following events following the effective date of the Plan:

                (1)   Any "person" (as such term is used in Sections 13(d) and 14 of the Exchange Act), other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (iv) any underwriter temporarily holding securities of the Company pursuant to an offering of such securities or (v) any person in connection with a transaction described in clauses (i), (ii) and (iii) of Section 15(a)(2) below, becomes the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the total voting power of the Company's then outstanding voting securities, unless such securities (or, if applicable, securities that are being converted into voting securities) are acquired directly from the Company in a transaction approved by a majority of the Incumbent Board (as defined below).

                (2)   The consummation of a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, or the sale or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company (a "Corporate Transaction"), unless:

                        (i)    the stockholders of the Company immediately before such Corporate Transaction will own, directly or indirectly, immediately following such Corporate Transaction, at least 60% of the total voting power of the outstanding voting securities of the corporation or other entity resulting from such Corporate Transaction (including a corporation or other entity that acquires all or substantially all of the Company's assets, the "Surviving Company") or the ultimate parent company thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Corporate Transaction;

                        (ii)    the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such Corporate Transaction constitute a majority of the members of the board of directors or equivalent governing body of the Surviving Company or the ultimate parent company thereof; and

                        (iii)   no person, other than (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (D) the Surviving Company, (E) any subsidiary or parent company of the Surviving Company, or (F) any person who, immediately prior to such Corporate Transaction, was the beneficial owner of securities of the Company representing 30% or more of the total voting power of the Company's then outstanding voting securities, is the beneficial owner of 30% or more of the total voting power of the then outstanding voting securities of the Surviving Company or the ultimate parent company thereof.

                (3)   The stockholders of the Company approve a complete liquidation or dissolution of the Company.

                (4)   Directors who, as of the effective date of the Plan, constitute the Board of Directors (the "Incumbent Board"), cease to constitute at least a majority of the Board of Directors (or, in the event of any merger, consolidation or reorganization the principal purpose of which is to change the Company's state of incorporation, form a holding company or effect a similar reorganization as to form, the board of directors of such surviving company or its ultimate parent company); provided, however, that any individual becoming a member of the Board of Directors subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened proxy contest relating to the election of directors.

                        Notwithstanding the foregoing, a Change of Control will not be deemed to occur solely because any person (a "Subject Person") becomes the beneficial owner of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of voting securities beneficially owned by the Subject Person, provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities that increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person to 30% or more of the total voting power, then a Change of Control will have occurred.

        (b)   Effect of Change of Control.    Notwithstanding any other provision of the Plan, upon a Change of Control:

                (1)   Restricted Shares.    In the event of a Change of Control as described in Section 15(a)(2), as shall be determined by the Committee: (i) the stock certificates evidencing any Restricted Shares shall be canceled and the Company shall make a cash payment to those Participants in an amount equal to the highest price per share received by the holders of Common Stock in connection with such Change of Control multiplied by the number of Restricted Shares then held by such Participant, with any non-cash consideration to be valued in good faith by the Committee; or (ii) the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse. In the event of a Change of Control as described in Section 15(a)(1), (3) or (4), the Restriction Periods with respect to all outstanding Restricted Shares shall immediately lapse.

                (2)   Stock Options.    In the event of a Change of Control, all outstanding Stock Options shall become fully vested and immediately exercisable. Notwithstanding any other provision of the Plan, any Participant whose employment or directorship terminates following a Change of Control may exercise his or her Stock Option in full for a period ending on the earlier of the date of expiration of such Stock Option or the date which is twelve months after such termination of employment or directorship.

        (c)   Deemed Change of Control.    If the Company enters into an agreement or series of agreements or the Board of Directors adopts a resolution that results in the occurrence of a Change of Control, and the employment or directorship of a Participant is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the occurrence of the Change of Control, a Change of Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution.

16.  Amendments

        The Board of Directors or the Committee may suspend or terminate the Plan at any time and the Committee may amend or modify the Plan and amend, modify, cancel or suspend any Award at any time and from time to time; provided, however, that without the consent of the Participant affected, no such suspension, termination, cancellation, amendment or modification may materially impair the rights of any Participant under any Award theretofore granted, except as provided in

Section 17 below. Notwithstanding the foregoing, without the requisite vote of the Company's stockholders, no such amendment or modification may:

        (a)   increase the total number of shares of Common Stock issuable under the Plan pursuant to Section 6;

        (b)   expand the type of Awards available under the Plan;

        (c)   materially expand the class of persons eligible to receive Awards;

        (d)   extend the term of the Plan;

        (e)   materially change the method of determining the exercise price per share of Stock Options;

        (f)    "reprice" an outstanding Stock Option;

        (g)   increase the maximum number of shares subject to Stock Options that may be granted to a Participant; or

        (h)   delete or limit the provisions of Section 9(g) (repricing prohibition) or Section 13 (loan prohibition).

In addition, any "material revision" of the Plan (within the meaning of the rules of the New York Stock Exchange) not listed in Sections 16(a) through (h) above also shall require the requisite vote of the Company's stockholders.

17.  Cancellation of Outstanding Options

        If the Committee, after consulting with management of the Company, determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of Stock Options would have a significant adverse effect on the Company's financial statements because of the fact that Stock Options granted before the issuance of such statement are subject to new accounting rules, then the Committee in its absolute discretion may cancel and revoke all outstanding Stock Options to which such adverse effect is attributed and the holders of such Stock Options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such Stock Options.

18.  Foreign Jurisdictions

        Awards granted to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States may have such terms and conditions different from those specified in the Plan and such additional terms and conditions as the Committee, in its judgment, determines to be necessary, appropriate or desirable to foster and promote achievement of the material purposes of the Plan and to fairly accommodate for differences in local law, tax policy or custom or to facilitate administration of the Plan. The Committee may approve such sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company's stockholders.

19.  Compliance with Section 16(b)

        With respect to Participants who are subject to Section 16 of the Exchange Act ("Reporting Persons"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. All transactions under the Plan involving Reporting Persons are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Reporting Persons.

PROXY
FedEx Corporation

Proxy Solicited on Behalf of the Board of Directors of FedEx
for the Annual Meeting of Stockholders, September 29, 2003

The undersigned hereby constitutes and appoints Kenneth R. Masterson and Alan B. Graf, Jr., and each of them, his or her true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of FedEx Corporation common stock of the undersigned at the Annual Meeting of Stockholders of FedEx to be held in the auditorium at the FedEx World Technology Center, 50 FedEx Parkway, Collierville, Tennessee 38017, on Monday, September 29, 2003, at 10:00 a.m. local time, and at any postponements or adjournments thereof, on Items 1 through 4 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a substitute nominee if any nominee is unable to stand for election) and on such other matters as may properly come before said meeting. This card also constitutes voting instructions for any shares held for the undersigned in any benefit plan of FedEx Corporation or its subsidiaries. If you wish to instruct a plan trustee on the voting of shares held in your account, your instructions must be received by September 24, 2003.

Election of Class II Directors. Nominees:	COMMENTS
01) August A. Busch IV 02) John A. Edwardson 03) George J. Mitchell 04) Joshua I. Smith
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Mr. Masterson and Mr. Graf cannot vote your shares unless you sign, date and return this card or vote on the Internet or by telephone.	SEE REVERSE SIDE

^    FOLD AND DETACH HERE    ^

ADMISSION TICKET

FedEx Corporation
Annual Meeting of Stockholders
Monday, September 29, 2003
10:00 a.m. local time
FedEx World Technology Center
50 FedEx Parkway
Collierville, Tennessee 38017

Please present this Admission Ticket and a valid, government-issued photo identification (such as a driver's license or a passport) for admission to the meeting.

Security measures will be in place at the meeting to help ensure the safety of attendees. Metal detectors similar to those used in airports will be located at the entrance to the auditorium and briefcases, handbags and packages will be inspected. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting. Anyone who refuses to comply with these requirements will not be admitted.

This Admission Ticket is not transferable.

X	Please mark your votes as in this example.	2743

This proxy when properly executed will be voted as specified by you. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Item 4.

The Board of Directors recommends that you vote FOR Items 1, 2 and 3.

		FOR ALL	WITHHELD ALL			FOR	AGAINST	ABSTAIN
1.	Election of Class II Directors.	☐	☐	2.	Approval of Incentive Stock Plan.	☐	☐	☐
FOR ALL EXCEPT vote withheld from the following nominee(s):						FOR	AGAINST	ABSTAIN
				3.	Ratification of Independent Auditors.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Item 4.

						FOR	AGAINST	ABSTAIN
				4.	Stockholder Proposal Regarding Declassification of the Board of Directors.	☐	☐	☐
In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.					Comments on reverse side.			☐
					I request my name be disclosed with my vote and comments, if any.			☐
The signer hereby revokes all proxies previously given by the signer to vote at said meeting or at any postponements or adjournments thereof.
NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee or guardian, please give full title as such.

				SIGNATURE		DATE

				SIGNATURE (Joint Owners)		DATE

^    FOLD AND DETACH HERE    ^

If you wish to vote on the Internet or by telephone, please read the instructions below.

Dear Stockholder:

Internet and telephone voting are convenient ways to vote your shares on matters to be covered at the 2003 Annual Meeting of Stockholders. To vote your shares on the Internet or by telephone, you must have available the control number printed in the above box, just below the perforation. When voting on the Internet or by telephone, you will be prompted to enter this control number in order to access the system.

1.
Internet Voting:  Log on to the Internet and go to the Web site www.eproxyvote.com/fdx.

    NOTE:    If you vote on the Internet, you may elect to have next year's proxy statement and annual report to stockholders delivered to you via the Internet. We strongly encourage you to enroll in Internet delivery. It is a cost-effective way for us to send you proxy materials and annual reports.

2.
Telephone Voting: On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week.

If you choose to vote on the Internet or by telephone, you do not need to mail back your proxy card. If you wish to attend the annual meeting in person, however, you will need to bring the Admission Ticket attached to this proxy card with you. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern time on September 28, 2003.

Your vote is important. Thank you for voting.

QuickLinks

INFORMATION ABOUT THE ANNUAL MEETING
STOCK OWNERSHIP
CORPORATE GOVERNANCE MATTERS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 1 — ELECTION OF DIRECTORS
DIRECTORS' COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
CHANGE-IN-CONTROL ARRANGEMENTS
STOCK PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return (FedEx, S&P 500 Composite Index and Dow Jones Transportation Average)
PROPOSAL 2 — INCENTIVE STOCK PLAN
EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT AND NON-AUDIT FEES
PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL 4 — STOCKHOLDER PROPOSAL
OTHER MATTERS
ADDITIONAL INFORMATION
  APPENDIX A
FedEx Corporation AUDIT COMMITTEE CHARTER
  APPENDIX B
FedEx Corporation INCENTIVE STOCK PLAN